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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
RESTORATION HARDWARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 25, 2004

TO THE STOCKHOLDERS OF RESTORATION HARDWARE, INC.:

        You are cordially invited to attend the annual meeting of the stockholders of Restoration Hardware, Inc. on July 15, 2004, at 9:30 a.m. local time at our corporate offices located at 5725 Paradise Drive, Building C, Corte Madera, California 94925.

        At the annual meeting, you will be asked to do the following:

1.
Elect the Class III directors to serve for a three-year term until the 2007 annual meeting of the stockholders or until their successors are duly elected and qualified;

2.
Ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 29, 2005;

3.
To consider and vote upon a proposal to approve the Restoration Hardware, Inc. 2004 Senior Executive Bonus Plan; and

4.
Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        You do not need to attend the annual meeting. Whether or not you attend, after reading the proxy statement, please mark, date, sign and return the enclosed proxy in the accompanying reply envelope. If you decide to attend the annual meeting, please notify the inspector of elections at the meeting if you wish to vote in person and your proxy will not be voted.

Sincerely yours,
Gary G. Friedman President and Chief Executive Officer

RESTORATION HARDWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 15, 2004

TO THE STOCKHOLDERS OF RESTORATION HARDWARE, INC.:

        NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Restoration Hardware, Inc., a Delaware corporation, will be held on July 15, 2004, at 9:30 a.m. local time at our corporate offices located at 5725 Paradise Drive, Building C, Corte Madera, California 94925, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.
Elect the Class III directors to serve for a three-year term until the 2007 annual meeting of the stockholders or until their successors are duly elected and qualified;

2.
Ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 29, 2005;

3.
To consider and vote upon a proposal to approve the Restoration Hardware, Inc. 2004 Senior Executive Bonus Plan; and

4.
Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on May 18, 2004, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. The stock transfer books of the company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our principal executive offices.

        All stockholders are cordially invited to attend the annual meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses or because you hold both common stock and Series A preferred stock, each proxy should be signed and returned to ensure that all your shares will be voted. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the attached proxy statement.

Sincerely,
Gary G. Friedman President and Chief Executive Officer

Corte Madera, California
May 25, 2004

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 15, 2004

General

        This proxy statement is furnished in connection with the solicitation by Restoration Hardware, Inc., a Delaware corporation, of proxies for the annual meeting of the stockholders to be held on July 15, 2004, at 9:30 a.m. local time. The annual meeting will be held at our corporate offices located at 5725 Paradise Drive, Building C, Corte Madera, California 94925. Our principal executive offices are located at 15 Koch Road, Suite J, Corte Madera, California 94925. Our telephone number at that address is (415) 924-1005. These proxy solicitation materials shall be first mailed on or about May 28, 2004, to all stockholders entitled to notice of, and to vote at, the annual meeting.

        All materials filed by us with the Securities and Exchange Commission can be obtained at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or through the SEC's web site at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

Purpose of the Annual Meeting

        At our annual meeting, holders of our common stock and Series A preferred stock, voting together as a single class, will be asked to:

1.
Elect two Class III directors to serve for a three-year term until the 2007 annual meeting of the stockholders or until their successors are duly elected and qualified;

2.
Ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 29, 2005;

3.
To consider and vote upon a proposal to approve the Restoration Hardware, Inc. 2004 Senior Executive Bonus Plan; and

4.
Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Record Date

        The close of business on May 18, 2004, has been fixed as the record date for determining the holders of shares of our common stock and Series A preferred stock entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

Revocability of Proxies

        If the shares are held in the stockholder's name, the proxy relating to such shares and given pursuant to this solicitation may be revoked by such stockholder at any time before the proxy is voted by: (1) sending written notice of revocation to our Secretary, Patricia A. McKay, at the address of our principal executive offices; (2) executing and delivering a proxy bearing a later date to our Secretary; or (3) attending the annual meeting and voting in person. If the shares are held in "street name," such stockholder should follow the directions provided by such stockholder's broker regarding how to revoke the proxy. Attendance at the annual meeting by a stockholder who has executed and delivered a valid proxy will not in and of itself constitute a revocation of the proxy.

Voting Rights of Stockholders; Quorum

        Only stockholders of record on the record date will be entitled to vote at the annual meeting. As of the close of business on May 18, 2004, we had outstanding 32,848,639 shares of our common stock and 8,613 shares of our Series A preferred stock. A majority of the shares of common stock and Series A preferred stock (on an as converted to common stock basis) entitled to vote, present in person or represented by proxy, shall constitute a quorum at the annual meeting.

        Each outstanding share of our common stock on the record date is entitled to one vote on all matters to come before the annual meeting. Each outstanding share of our Series A preferred stock on the record date is entitled to 502 votes, on an as converted (and rounded to the nearest whole share) to common stock basis, on all matters to come before the annual meeting. Alissa McGhie, our Director of Financial Reporting, will act as the inspector of elections for the annual meeting, and will tabulate the stockholder votes, abstentions and broker "non-votes" at the meeting.

        If any stockholder is unable to attend the annual meeting, the stockholder may vote by proxy. When the proxy is returned properly completed, it will be voted as directed by the stockholder on the proxy. Stockholders are urged to specify their choices on the enclosed proxy. If a proxy is signed and returned without choices specified, in the absence of contrary instructions, the shares of our common stock and Series A preferred stock represented by the proxy will be voted "FOR" the director nominees and the other proposals to be presented at the annual meeting, and will be voted in the proxyholders' discretion as to such other matters that may properly come before the annual meeting.

Required Vote for Approval

        For the proposal relating to the election of two director nominees by the holders of our common stock and Series A preferred stock, voting together as a single class, the two candidates receiving the greatest number of affirmative votes of the votes attached to the shares of our common stock and Series A preferred stock, voting together as a single class, will be elected, provided a quorum is present and voting. Our stockholders may not cumulate votes in the election of the director nominees. All other proposals will require the affirmative vote of a majority of the votes attached to shares of our common stock and Series A preferred stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the annual meeting.

Abstentions, Broker "Non-Votes"

        Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholders' approval of that matter has been obtained. As a result, broker "non-votes" are not included in the tabulation of the voting results on the election of the director nominees or issues requiring approval of a majority of the shares of voting stock entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations. With respect to the proposal regarding the election of the director nominees which requires a plurality vote, and the remaining proposals which require the affirmative vote of a majority of our common stock and Series A preferred stock present in person or represented by proxy and entitled to vote, broker "non-votes" have no effect. Because abstentions will be included in the tabulations of the shares of our common stock and Series A preferred stock entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on all proposals other than the proposal for the election of the director nominees.

Cost of Solicitation

        We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the proxy materials and any additional solicitation materials furnished to the stockholders. We will furnish copies of proxy materials and any other additional solicitation materials to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the proxy solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the proxy solicitation materials to such beneficial owners. We may supplement the original solicitation of proxies by mail or by solicitation by telephone, telegram, facsimile or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. We have also retained the services of The Altman Group to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. We estimate that we will pay a fee of approximately $4,000 for its services and will reimburse it for certain out-of-pocket expenses that are usual and proper.

Deadline for Receipt of Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting

        For stockholder proposals to be considered properly brought before an annual meeting, the stockholder must have given timely notice thereof in writing to our Secretary, Patricia A. McKay. To be timely for the 2005 annual meeting, assuming that the 2005 annual meeting is held on the same date as the 2004 annual meeting, a stockholder's notice must be delivered to or mailed and received by our Secretary at our principal executive offices no later than March 17, 2005 (120 days prior to the date of the meeting). A stockholder's notice must accompany any stockholder proposal and shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on our books, of the stockholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of our voting securities which are owned beneficially and of record by the stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest of the stockholder of record and the beneficial owner, if any, in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

        Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at our 2005 annual meeting of the stockholders must be received by our Secretary, Patricia A. McKay, at the address of our principal executive offices no later than January 28, 2005, in order to be considered for inclusion in our proxy materials for that meeting.

Discretionary Authority

        In addition, the proxies solicited by our board of directors for the 2005 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal no later than April 13, 2005.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS

General

        Our second amended and restated certificate of incorporation, as amended, and our amended and restated bylaws provide for a classified board of directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. Our certificate of designation states that our board of directors shall consist of nine members. Our amended and restated bylaws provide that the authorized number of directors shall be set by resolution of the board of directors. Our board of directors has authorized a board of nine directors and our current board consists of eight persons. At each annual meeting of the stockholders, directors will be elected for a term of three years to succeed those directors whose terms are expiring.

Classified Board

        Our board is currently composed of the following classes of directors:

Class	Expiration	Member
Class III	2004	Stephen J. Gordon and Gary G. Friedman
Class I	2005	Damon H. Ball, Raymond C. Hemmig and Glenn J. Krevlin
Class II	2006	Robert E. Camp, John W. Tate and Mark J. Schwartz

Class III Directors

        At the annual meeting, holders of our common stock and Series A preferred stock will elect two Class III directors, each to serve a three-year term until the 2007 annual meeting of the stockholders or until a successor is duly elected and qualified or until the director's earlier resignation or removal. The director nominees have agreed to serve if elected, and we have no reason to believe that such nominees will be unwilling or unable to serve. In the event any director nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our board of directors to fill the vacancy. Proxies received will be voted "FOR" the nominees named below, unless marked to the contrary. Proxies may not be voted for a greater number of persons than the number of nominees named.

Information About Class III Director Nominees

        The following two director nominees are to stand for election by the holders of our common stock and our Series A preferred stock:

        1.    Stephen J. Gordon.    Mr. Gordon founded the company in 1980 and is currently the Chairman of our board of directors. Mr. Gordon's term as a director expires at the annual meeting of the stockholders in 2004. In late May 2004, Mr. Gordon also took on the new role of Founder/Merchant with us. Until the recruitment of a professional management team in 1994 and 1995, Mr. Gordon actively managed all aspects of the business, including acting as both our President and Chief Executive Officer through August 1998, and continued as our Chief Executive Officer from August 1998 until March 2001.

        2.    Gary G. Friedman.    Mr. Friedman joined us as our Chief Executive Officer in March 2001. He was elected by our board as a director at the same time and his term as a director expires at the annual meeting of the stockholders in 2004. In November 2001, he also was appointed our President. Prior to joining us, Mr. Friedman was for 13 years with Williams-Sonoma, Inc. (NYSE: WSM), a specialty retailer of high quality products for the home, where he served in various capacities, including as President and Chief Operating Officer from May 2000 to March 2001, and as Chief Merchandising Officer and President of Retail Stores from 1995 to 2000.

Vote Required

        Assuming the presence of a quorum, our two Class III directors to stand for election by the holders of our common stock and our Series A preferred stock will be elected, from among those persons nominated, by the affirmative vote of holders of a plurality of our outstanding common stock and Series A preferred stock (on an as converted to common stock basis), voting together as a single class, present in person or represented by proxy and entitled to vote at the annual meeting. Nominees who receive the first and second highest number of votes in favor of their election will be elected, regardless of the number of abstentions or broker "non-votes."

RECOMMENDATION OF THE BOARD OF DIRECTORS

        OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.

EXECUTIVE OFFICERS AND DIRECTORS

        The following table sets forth information regarding our executive officers and directors as of May 19, 2004.

Name	Age	Position
Stephen J. Gordon(3)	53	Chairman of the Board of Directors
Gary G. Friedman(3)(4)(5)	46	President, Chief Executive Officer and Director
Damon H. Ball(1)(3)	47	Director
Robert E. Camp	60	Director
Raymond C. Hemmig(1)(2)	54	Director
Glenn J. Krevlin(3)	44	Director
Mark J. Schwartz(2)(3)	46	Director
John W. Tate(1)	53	Director
Patricia A. McKay	46	Executive Vice President, Chief Financial Officer and Secretary
Jason W. Camp	35	Senior Vice President, Retail Operations
Marta H. Benson	41	Senior Vice President, Merchandising and Marketing

(1)
Member of the audit committee

(2)
Member of the compensation committee

(3)
Member of the nominating committee

(4)
Member of the secondary committee under the 1998 stock incentive plan

(5)
Member of the special purpose committee for non-plan option grants

        Stephen J. Gordon founded the company in 1980 and is currently the Chairman of our board of directors. Mr. Gordon's term as a director expires at the annual meeting of the stockholders in 2004. In late May 2004, Mr. Gordon also took on the new role of Founder/Merchant with us. Until the recruitment of a professional management team in 1994 and 1995, Mr. Gordon actively managed all aspects of the business, including acting as both our President and Chief Executive Officer through August 1998, and continued as our Chief Executive Officer from August 1998 until March 2001.

        Gary G. Friedman joined us as our Chief Executive Officer in March 2001. He was elected by our board as a director at the same time and his term as a director expires at the annual meeting of the stockholders in 2004. In November 2001, he also was appointed our President. Prior to joining us, Mr. Friedman was for 13 years with Williams-Sonoma, Inc. (NYSE: WSM), a specialty retailer of high quality products for the home, where he served in various capacities, including as President and Chief Operating Officer from May 2000 to March 2001, and as Chief Merchandising Officer and President of Retail Stores from 1995 to 2000.

        Damon H. Ball has served as one of our directors since May 1997 and his term as a director expires at the annual meeting of the stockholders in 2005. Since May 2002, Mr. Ball has served as Managing Director of Saratoga Partners, a private equity investment fund. From August 2001 to May 2002, Mr. Ball served as Senior Advisor to Saratoga Partners. Mr. Ball also has served, from May 1999 through the present, as the President and Managing Director of Sextant Capital Advisors, LLC, a financial advisory company formed by Mr. Ball. Previously, Mr. Ball was with Desai Capital Management Incorporated for ten and a half years where he served as a Senior Vice President from 1992 to 1999, and as a Vice President prior to such time. In December 2003, as a representative of Saratoga Lighting Holdings, LLC, Mr. Ball became a director of Advanced Lighting Technologies, Inc., a publicly reporting designer, manufacturer and marketer of metal halide lighting products. Since January 2003, Mr. Ball also has been a director of Sericol International, a privately held maker of printing inks.

        Robert E. Camp has served as one of our directors since June 1994 and his term as a director expires at the annual meeting of the stockholders in 2006. He owns and operates Hero's Welcome Inc., a general store and mail order operation, which he and his wife founded in November 1993. From March 1999 until February 2004, Mr. Camp served as a member of the board of directors of Kitchen Etc., Inc., a New England-based specialty retailer of cooking and dining products, and as Chief Executive Officer of the company from August 1999 until February 2004. He is the former President and Chief Executive Officer of Pier 1 Imports Inc. (NYSE: PIR), a specialty retailer of imported decorative home furnishings and gifts, and was associated with that company from 1967 to 1985. In 1971, Mr. Camp co-founded Import Bazaar Ltd., a Canadian-based import business, which was subsequently sold to Pier 1 Imports Inc. In 1986, he founded Simpson and Fisher Companies, Inc., a specialty retail holding company, where he was President and Chief Executive Officer from June 1986 through April 1992.

        Raymond C. Hemmig has served as one of our directors since June 1994 and his term as a director expires at the annual meeting of the stockholders in 2005. He currently is chairperson of our compensation committee. From October 2003, he has served as Chairman of the Board of Buffet Partners, L.P., a privately held operator of scatter-bar buffet restaurants. He has served as the Chairman of the Board of Ace Cash Express, Inc. (Nasdaq: AACE), a publicly traded chain of retail financial services stores, since September 1988 and as the Chairman, Chief Executive Officer and General Partner of Retail & Restaurant Growth Capital, L.P., a licensed Small Business Investment Corporation, since 1995. Mr. Hemmig served as the Chief Executive Officer of Ace from 1988 to 1994. He also serves on the boards of several private companies. Previously, Mr. Hemmig was a food service, retail and franchise industries consultant from 1985 to 1988. From 1990 until May 1994, Mr. Hemmig served as a director of On the Boarder Cafes, Inc., a publicly traded restaurant chain. From 1985 to September 1988, Mr. Hemmig was a partner and co-founder of Hemmig & Martin, a consulting firm to clients in the food service, retail, and franchise industries. He served as an Executive Vice President of Grandy's Inc., a subsidiary of Saga Corp., from 1983 to 1985, and was a Vice President and the Chief Operating Officer of Grandy's Country Cookin', the predecessor restaurant company, from 1980 to 1983. He also worked with Hickory Farms of Ohio, Inc. from 1973 to 1980 in various operational and executive positions.

        Glenn J. Krevlin has served as one of our directors since March 2001 and his term as a director expires at the annual meeting of the stockholders in 2005. Since January 2001, Mr. Krevlin has served as the managing member of Krevlin Advisors, LLC, an investment management firm, which is the managing member of GJK Capital Management, LLC, the general partner of each of Glenhill Capital LP and Glenhill Concentrated Short Biased Fund, L.P., each an investment partnership. In addition, since 2001, Mr. Krevlin has served as the managing member of Glenhill Overseas Management, LLC, an investment management firm. Previously, Mr. Krevlin was a general partner at Cumberland Associates LLC, an investment firm, from 1994 to December 2000.

        Mark J. Schwartz has served as one of our directors since March 2001 and his term as a director expires at the annual meeting of the stockholders in 2006. Mr. Schwartz has served as the President of Gordon Brothers Group, LLC, a consumer products investment and restructuring firm, since September 2002 and as the President and Chief Executive Officer of Palladin Capital Group, Inc., a New York-based merchant banking firm, since August 1997. As part of his role with Palladin Capital Group, Inc., Mr. Schwartz served as the Chairman and Chief Executive Officer of Nine West Group, Inc., managing its restructuring and integration into Jones Apparel Group, Inc. from June 1999 to February 2000. In addition, Mr. Schwartz is the managing member of Palladin Investments, LLC, which is the general partner of Palladin Capital Partners, LP, and Mr. Schwartz also is the managing member of MS2 Partners, LLC. From April 1994 to July 1997, Mr. Schwartz was a member of Rosecliff, Inc., a New York-based investment firm, most recently as President. From 1985 to 1994, Mr. Schwartz was a member of the Investment Banking Division of Merrill Lynch. In 1984,

Mr. Schwartz worked as an Associate Consultant for Management Analysis Center, Inc. From 1979 to 1983, Mr. Schwartz was an officer of Manufacturers Hanover Trust Co. in New York and Manufacturers Hanover Limited in London.

        John W. Tate has served as one of our directors since January 2003 and his term as a director expires at the annual meeting of the stockholders in 2006. He currently is the chairperson of our audit committee. Since January 2002, he has served as Chief Operating Officer at Krispy Kreme Doughnuts, Inc. (NYSE: KKD), a vertically integrated retailer of donuts and coffee. Mr. Tate served as Chief Financial Officer and President of Krispy Kreme Manufacturing and Distribution from October 2000 to January 2002. Prior to joining Krispy Kreme, he served as Senior Vice President and Chief Financial Officer of Williams-Sonoma, Inc. (NYSE: WSM), a specialty retailer of high quality products for the home, from July 1999. From November 1997 until July 1999, Mr. Tate served as Corporate Chief Financial Officer for Dole Food Company, Inc. He also served, from January 1993 to November 1997, in two Senior Vice President, Chief Financial Officer positions for Dole Europe in Paris, France, and Dole Fresh Vegetables in Northern California. Mr. Tate held a variety of positions with Ryder Systems Inc., PepsiCo, Sara Lee and other consumer products and services companies from 1980 until 1992.

        Patricia A. McKay has served as our Chief Financial Officer and Secretary since October 2003. In addition to these roles, she was promoted to Executive Vice President in March 2004. Prior to joining us, Ms. McKay was with AutoNation, Inc., the largest automotive retailer in the United States, from January 1997 through March 2003, where she was Senior Vice President, Finance from November 1999 and was acting Chief Financial Officer from November 1999 until April 2000. Ms. McKay joined AutoNation, Inc. as its Vice President, Operations Controller. From February 1998 until November 1999, Ms. McKay served as Senior Vice President of Finance of the Automotive Retail Group of AutoNation, Inc. Prior to joining AutoNation, Inc., Ms. McKay served from October 1988 until December 1996 in various positions with Dole Food Company, Inc., a multinational packaged food company, rising to the position of Vice President of Finance and Controller. Separately, Ms. McKay became a director of Office Depot, Inc. (NYSE: ODP), a publicly traded global supplier of office products and services, in May 2004.

        Jason W. Camp has served as our Senior Vice President, Retail Operations since February 2004. Mr. Camp joined us in June 1996 and rose through our ranks to become a director of stores in our Eastern Region in February 2000. In July 2001, Mr. Camp was promoted to Vice President of Stores, where he was in charge of our retail store operations.

        Marta H. Benson has served as our Senior Vice President, Merchandising and Marketing since February 2004. Ms. Benson joined us in August 1996 and rose through our ranks to become in January 1999 our Vice President, RH Direct, where she was in charge of our direct-to-customer division.

        Our board of directors has authorized a board of nine directors and our current board consists of eight persons, due to the departure in December 2003 of our former director, Executive Vice President, Chief Operating Officer and Assistant Secretary, Thomas M. Bazzone. We have not identified an individual to fill the vacancy on our board of directors due to Mr. Bazzone's departure.

        Our directors serve in such capacity until the annual meeting of the stockholders corresponding to the end of their respective terms or until their successors are duly elected and qualified, unless they have earlier resigned or been removed. Our officers hold their offices until their successors are chosen and qualify or until their earlier resignation or removal.

        In connection with our preferred stock financing in March 2001, we hired Mr. Friedman as our new Chief Executive Officer and our board of directors elected Mr. Friedman as a Class III director to our board.

        In addition, our certificate of designation provides that the holders of Series A preferred stock may elect up to two directors to our board of directors so long as the holders of Series A preferred stock and their affiliates hold, in the aggregate, 50% or more of the shares of Series A preferred stock originally issued to such holders, provided, however, that if the holders of Series A preferred stock and their respective affiliates hold, in the aggregate, 25% or more but less than 50% of the shares of Series A preferred stock originally issued to such holders, the holders of Series A preferred stock shall be entitled to elect only one such director to our board of directors. Similarly, our amended and restated Series A and B preferred stock purchase agreement with the initial investors in our Series A preferred stock provides for parallel contractual rights for the election of directors based on the aggregate amount held by such investors of Series A preferred stock or shares of common stock received upon conversion of their Series A preferred stock. Moreover, as long as Palladin Capital Group, Inc. and its affiliates continued to hold at least 50% of the shares of Series A preferred stock originally issued to them or an equivalent number of shares of common stock upon any conversion of Series A preferred stock, we would cause a designee of Palladin Capital Group, Inc. and its affiliates to be nominated as one of our directors, and we would use our best efforts to cause the election of the designee to our board of directors. Accordingly, the holders of Series A preferred stock nominated, and our board then elected, Mark J. Schwartz to the board of directors on behalf of Palladin Capital Group, Inc. and its affiliates. Mr. Schwartz was re-elected to our board of directors at the 2003 annual meeting of stockholders. Palladin Capital Group, Inc. and its affiliates no longer hold 50% or more of the shares of Series A preferred stock originally issued to them or an equivalent number of shares of common stock. Separately, as long as Reservoir Capital Group, L.L.C. and its affiliates and Glenhill Capital LP continue to hold at least 50% of the shares of Series A preferred stock originally issued to them or the equivalent number of shares of common stock upon any conversion of the Series A preferred stock, we will cause their designee to be nominated as one of our directors, and we will use our best efforts to cause the election of the designee to our board of directors. Accordingly, the holders of Series A preferred stock nominated, and our board then elected, Glenn J. Krevlin to the board of directors on behalf of Reservoir Capital Group, L.L.C. and its affiliates and Glenhill Capital LP. Mr. Krevlin was re-elected to our board of directors at the 2002 annual meeting of stockholders. The terms of Mr. Krevlin and Mr. Schwartz as directors on our board will expire at our annual meeting of stockholders in 2005 and 2006, respectively. At future annual meetings, provided that the holders of the Series A preferred stock remain entitled to elect such Series A director(s) at the time of such annual meetings, each Series A director will be up for election upon the expiration of their respective terms.

Relationship Among Directors or Executive Officers

        There are no family relationships among any of our directors or executive officers, except that Jason W. Camp is the son of one of our directors, Robert E. Camp.

Meetings and Committees of the Board of Directors

        Our board of directors held five meetings during the fiscal year ended January 31, 2004. Our board of directors has an audit committee, a compensation committee, a nominating committee and a secondary committee under the 1998 stock incentive plan and a special purpose committee for non-plan option grants. Other than Mr. Krevlin, each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our board of directors, and (ii) the total number of meetings held by all committees of our board on which such director served, during the fiscal year ended January 31, 2004.

        In March 2003, our board of directors adopted a Code of Ethics for Chief Executive and Senior Financial Officers and in September 2003 our board of directors adopted a Code of Business Conduct which applies to all of our employees, officers and directors. Both codes are posted on our web site at www.RestorationHardware.com and any amendments or waivers to either code, to the extent they occur, shall also be posted on our web site, pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the rules thereunder promulgated by the Securities and Exchange Commission. Each code satisfies the requirements under Item 406 of Regulation S-K, and the Code of Business Conduct satisfies the Nasdaq rules applicable to issuers listed on the Nasdaq National Market.

        In March 2003, our board of directors adopted a revised audit committee charter in order to address various changes in the role and responsibilities of the audit committee in light of the enactment of the Sarbanes-Oxley Act of 2002 and certain rules and interpretations of the act promulgated by the Securities and Exchange Commission. A copy of the revised audit committee charter was attached as Annex A to our 2003 proxy statement.

        Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, our separately-designated standing audit committee of the board of directors currently consists of Messrs. Ball, Tate and Hemmig, with Mr. Tate as the chairperson of the committee. Until May 2004, Mr. Krevlin was also a member of the audit committee. The audit committee's primary purpose is to assist our board of directors in overseeing the accounting and financial reporting processes of the company and audits of the financial statements of the company. The audit committee also reviews the policies and procedures adopted by the company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles. The audit committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of the company's independent auditors. Additionally, the audit committee must preapprove all audit and non-audit services performed by the company's independent auditors. The audit committee has also been designated by our board of directors as a qualified legal compliance committee. Our audit committee held 15 meetings during the fiscal year ended January 31, 2004. After considering relationships between each member of the audit committee and our company and our subsidiaries and reviewing the qualifications of the members of the audit committee, our board of directors has determined that all current members of the audit committee are: (1) "independent" as that term is defined in Section 10A of the Securities Exchange Act of 1934, as amended, and Rule 10A-3(b)(1) thereunder; and (2) "independent" as that term is defined in Marketplace Rules 4200 and 4350(d) of the listing standards of the National Association of Securities Dealers, Inc. Furthermore, our board of directors has determined that Mr. Tate qualifies as an audit committee financial expert, as defined by the applicable rules of the Securities Exchange Act of 1934, as amended, and has current and past employment experience in finance which results in his financial sophistication for purposes of Marketplace Rule 4350(d) of the listing standards of the National Association of Securities Dealers, Inc.

        Our compensation committee currently consists of Messrs. Hemmig and Schwartz, with Mr. Hemmig as chairperson of the committee. Our board of directors has determined that all current members of the compensation committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers, Inc. The compensation committee's function is to assist our board of directors in discharging its responsibilities relating to compensation of our directors and officers, in particular, by reviewing and determining the salaries and incentives of our executive officers, including the Chief Executive Officer, and establishing the general compensation goals and objectives for such individuals. Our compensation committee also has concurrent authority with our secondary committee to administer aspects of our 1998 stock incentive plan. With regard to our executive officers, our compensation committee has sole and exclusive authority to administer aspects of the plan and to make discretionary option grants under the plan to such persons. Our compensation committee held two formal meetings during the fiscal year ended January 31, 2004, although, given its size, there were numerous informal meetings between the two members of the compensation committee.

        Our nominating committee currently consists of Messrs. Ball, Friedman, Gordon, Krevlin and Schwartz. Our board of directors has determined that not all of the current members of our nominating committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers, Inc. The nominating committee is to assist the board in all matters relating to the establishment, implementation and monitoring of policies and processes regarding the recruitment and nomination of candidates to the board and committees of the board and review and making of recommendations to the board of directors regarding the composition of the board and committees of the board. Additional duties and responsibilities of the nominating committee are set forth in its charter, which was adopted and approved in May 2004 and a copy of which is available on our web site at www.RestorationHardware.com. Our nominating committee held no meetings during the fiscal year ended January 31, 2004.

        Our secondary committee under the 1998 stock incentive plan currently consists of Mr. Friedman and has concurrent authorization with the compensation committee to make discretionary option grants under our 1998 stock incentive plan to eligible individuals other than our executive officers pursuant to guidelines issued from time to time by our board. The committee held 25 meetings during the fiscal year ended January 31, 2004.

        Our special purpose committee for non-plan option grants currently consists of Mr. Friedman. The special purpose committee was established in May 2001 and has concurrent authorization with our board to make option grants exercisable for up to an aggregate 1,000,000 shares of common stock outside of the 1998 stock incentive plan to eligible individuals other than our executive officers pursuant to guidelines issued from time to time by our board. Our board or the compensation committee also may, in either's sole discretion and at any time, restrict or withdraw from the special purpose committee, as to any particular matters or categories of matters, the authority to make any or certain option grants. The special purpose committee held no meetings during the fiscal year ended January 31, 2004.

Director Nomination Process

        Our amended and restated bylaws provides that nominations for election to our board of directors must be made by the board of directors or by a committee appointed by the board of directors for such purpose or by any stockholder of any outstanding class of our capital stock entitled to vote for the election of directors. Nominations by stockholders must be preceded by notification in writing received by our Secretary, Patricia A. McKay, not less than 120 days prior to any meeting of stockholders called for the election of directors. A stockholder's notice must contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making the nomination or in organizing, directing or financing the nomination or solicitation of proxies to vote for the nominee: (a) the name, age, residence, address, and business address of each proposed nominee and of each such person; (b) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person; (c) the amount of our stock owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and (d) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which our company will or may be a party.

        With respect to director nominees by our board of directors, our board of directors has resolved that director nominees are to be recommended for the board's selection either by a majority of the independent directors on the board or by our nominating committee, provided that our nominating committee is comprised solely of independent directors in accordance with the Nasdaq rules applicable to issuers listed on the Nasdaq National Market, provided, however, that such authority to select or to recommend to the board of directors for selection the director nominees shall not apply in cases where the right to nominate a director legally belongs to a third party or parties.

        In May 2004, our board of directors adopted a policy pursuant to which our board of directors, our nominating committee and the independent directors of the board of directors recommending director nominees shall consider any director candidates recommended by our stockholders, provided the information regarding director candidates recommended by stockholders is submitted to our board of directors, the nominating committee or the independent directors of the board recommending director nominees, as applicable, in compliance with the following requirements. Director candidate nominations from stockholders must be provided in writing and must include (a)(1) the candidate's name, age, business address and residence address, (2) the candidate's biographical information, including educational information, principal occupation or employment, past work experience (including all positions held during the past five years), personal references, and service on boards of directors or other material positions that the candidate currently holds or has held during the prior three years, (3) the class and number of shares of our company which are beneficially owned by the candidate, (4) any potential conflicts of interest that might prevent or otherwise limit the candidate from serving as an effective member, and (5) any other information pertinent to the qualification of the candidate, and (b)(1) the name and record address of the stockholder making the recommendation, and (2) the class and number of shares of our company which are beneficially owned by such stockholder and the period of time such shares have been held, including whether such shares have been held for in excess of one year prior to the date of the recommendation. These director candidate recommendation materials are to be sent to our Secretary, Patricia A. McKay, at our principal executive offices, and may be submitted at any time. Since the issuance of our proxy statement for our 2003 annual meeting of stockholders, we have not received a director nominee recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

        Our nominating committee under its charter has the authority, to the extent it deems necessary or appropriate, to retain a search firm to be used to identify director candidates. No such search firm was used for the slate of director nominees for the 2004 annual meeting since all directors nominated are up for re-election, and, accordingly, no fees have been paid to a search firm or other third party in the past fiscal year.

        The process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves (with or without the assistance of a retained search firm) compiling names of potentially eligible candidates, vetting candidates' qualifications, conducting background and reference checks, conducting interviews with candidates and/or others (as schedules permit), meeting to consider and recommend final candidates to the board of directors and, as appropriate, preparing and presenting to the board of directors an analysis with regard to particular, recommended candidates. Our nominating committee or the independent directors of the board of directors recommending director nominees also will identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members of our board of directors, shall effectively serve our stockholders' long-term interests and contribute to our company's overall corporate goals. There is no differences in the manner in which our nominating committee or the independent directors of the board of directors recommending director nominees evaluate nominees for director based on whether the nominee is recommended by a stockholder.

        There are no specific, minimum qualifications that our nominating committee or the independent directors of the board of directors recommending director nominees shall require to be met by a committee/independent director-recommended nominee for a position on our board of directors, nor are there any specific qualities or skills that are necessary for one or more of our directors to possess, other than as are necessary to meet specific requirements under the rules of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. for Nasdaq-listed issuers. Our nominating committee and the independent directors of the board of directors recommending director nominees shall consider a potential candidate's experience, areas of expertise, and other factors relative to the overall composition of our board of directors.

Process for Stockholders to Send Information to the Board of Directors

        It is the policy of our board of directors to encourage all forms of information to be provided to the board of directors and/or its members by our stockholders. All such communications shall be in written form, addressed to the board of directors or to one or more individual members of the board of directors, and sent care of our Secretary, Patricia A. McKay, at the address of our principal executive offices or via fax to (415) 927-7264. Our Secretary shall promptly provide all such stockholder communications to the applicable member(s) of our board of directors or the entire board of directors, as requested in the stockholder communications.

Policy Regarding Board Member Attendance At Annual Meetings

        The policy of our board of directors with regard to attendance by members of the board of directors at annual meetings is not to require attendance at such annual meetings, but board members are free to attend if they choose to do so. Only three directors attended the 2003 annual meeting of stockholders.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

        The following table provides summary information concerning the compensation earned by our Chief Executive Officer and the other most highly compensated executive officers whose salary and bonus for the fiscal year ended January 31, 2004, was in excess of $100,000, for their services to the company and our subsidiaries, for the fiscal years ended January 31, 2004, February 1, 2003, and February 2, 2002. The executive officers listed below are referred to as the "Named Executive Officers."

Summary Compensation Table

					LONG-TERM COMPENSATION AWARDS
	ANNUAL COMPENSATION
					NUMBER OF SECURITIES UNDERLYING OPTIONS (#)(2)
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	OTHER ANNUAL COMPENSATION ($)(1)		ALL OTHER COMPENSATION ($)
Gary G. Friedman Chief Executive Officer, President and Director	2003 2002 2001	415,385 415,384 312,308	150,000 — —	11,400 19,950 950	— — 1,400,000		— — —
Stephen J. Gordon Chairman of the Board	2003 2002 2001	350,000 363,462 336,442	50,000 — —	16,400 16,400 16,400	— — —	$ $ $	3,615 3,548 3,241	(3) (3) (3)
Patricia A. McKay(4) Executive Vice President, Chief Financial Officer and Secretary	2003 2002 2001	107,692 — —	50,000 — —	1,500 — —	250,000 — —		30,149 — —	(5)
Vivian C. Macdonald(6) Former Vice President, Corporate Controller	2003 2002 2001	182,425 28,846 —	1,000 — —	— — —	20,000 12,500 —		$1,312 — —	(3)
Thomas M. Bazzone Former Executive Vice President, Chief Operating Officer, Assistant Secretary and Director	2003 2002 2001	272,346 323,653 150,000	50,000 — —	5,500 6,000 2,250	50,000 50,000 400,000		39,146 — —	(7)
Kevin W. Shahan(8) Former Chief Financial Officer and Secretary and current Vice President, Financial Planning and Analysis	2003 2002 2001	200,000 203,077 20,769	15,000 — —	6,000 6,000 1,000	10,000 20,000 75,000		$1,269 923 —	(3) (3)

(1)
"Other Annual Compensation" includes, for each of fiscal years 2003, 2002 and 2001, as applicable, car allowances provided to Messrs. Gordon (in the amount of $11,400), Friedman, Bazzone and Shahan and Ms. McKay as well as, for fiscal years 2003, 2002 and 2001, tax services of $5,000 paid on behalf of Mr. Gordon in each such year.

(2)
The options listed in the table were granted under our 1998 stock incentive plan, our non-plan option grant program and/or pursuant to individual grants by our board of directors.

(3)
Such "All Other Compensation" represents contributions made by us to our 401(k) plan, which was implemented in November 1997, on behalf of the executive officers.

(4)
Ms. McKay joined our company as Chief Financial Officer and Secretary in October 2003.

(5)
Such "All Other Compensation" represents the reimbursement of relocation allowances.

(6)
Ms. Macdonald was promoted to Vice President, Corporate Controller in April 2003 and in such role was an executive officer of the company. She resigned from the company effective February 1, 2004.

(7)
Effective December 19, 2003, Mr. Bazzone's employment and other relationships with our company were terminated and Mr. Bazzone became entitled, as provided in that certain Separation Agreement and General Release, dated December 2, 2003, between us and Mr. Bazzone, to salary continuation, the aggregate gross amount of which shall not exceed $365,000, for the shorter of (a) the one-year period ending on December 19, 2004, and (b) the period from December 19, 2003, until the date Mr. Bazzone is self-employed or employed by or obtains a consulting arrangement with another person or entity. We understand from Mr. Bazzone that as a result of new employment his right to salary continuation ended in May 2004. The amount in the column "All Other Compensation" represents that portion of such salary continuation paid to Mr. Bazzone through the end of fiscal year 2003.

(8)
Mr. Shahan assumed the non-executive officer position of Vice President, Financial Planning and Analysis upon the appointment of Ms. McKay as our Chief Financial Officer and Secretary.

Stock Options and Stock Appreciation Rights

        The following table contains information concerning the stock options granted to the Named Executive Officers during the fiscal year ended January 31, 2004. All grants were made under our 1998 stock incentive plan. No stock appreciation rights were granted to the Named Executive Officers during such fiscal year.

	INDIVIDUAL GRANTS
							POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM
	NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED (#)		PERCENTAGE OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL YEAR
NAME				EXERCISE PRICE ($)		EXPIRATION DATE
							5% ($)	10% ($)
Gary G. Friedman	—		—%	$—		—	$—	$—
Stephen J. Gordon	—		—%	$—		—	$—	$—
Patricia A. McKay	250,000	(1)	18.7%	$6.85	(2)	10/6/13	$1,076,982	$2,729,284
Vivian C. Macdonald	20,000	(3)	1.5%	$3.86	(4)	7/17/13	$48,551	$123,037
Thomas M. Bazzone	50,000	(5)	3.7%	$3.86	(6)	7/17/13	$121,377	$307,592
Kevin W. Shahan	10,000	(7)	0.7%	$3.86	(4)	7/17/13	$24,275	$61,518

(1)
The options are exercisable in four equal annual installments upon the optionee's completion of each of the four years of service with us after the grant date. The options have a maximum term of 10 years measured from the grant date, subject to earlier termination in certain circumstances following the optionee's cessation of service with us. The options also will vest in full in the event we experience a change in control, unless the options are assumed by the successor corporation or otherwise continued or replaced with a cash incentive program following the change in control. However, if the optionee is terminated not for cause by us or following a change of control the optionee is thereafter subject to an involuntary termination by us, the options shall automatically become fully vested and exercisable.

(2)
The exercise price of the options was the fair market value of the shares underlying the options on the date of grant. The exercise price may be paid in cash or in shares of common stock valued at the fair market value on the exercise date. Alternatively, the options may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(3)
The options were exercisable in four equal annual installments upon the optionee's completion of each of the four years of service with us after April 30, 2003. The options had a maximum term of 10 years measured from the grant date, subject to earlier termination in certain circumstances following the optionee's cessation of service with us. The options also vested in full in the event we experienced a change in control, unless the options were assumed by the successor corporation or otherwise continued or replaced with a cash incentive program following the change in control. Ms. Macdonald's employment with us terminated effective February 1, 2004.

(4)
The exercise price of the options was the fair market value of the shares underlying the options on the date of grant. The exercise price may be paid in cash or in shares of common stock valued at the fair market value on the exercise date. Alternatively, the options may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The compensation committee, as the plan administrator of these options granted under the 1998 stock incentive plan, may also assist the optionee in the exercise of the options by authorizing the optionee to deliver a full-recourse promissory note payable to us, provided we are not otherwise prohibited by law from accepting such promissory note from the optionee. Any such promissory note shall bear interest at a market rate based on the rate environment at the date the options are exercised and the credit standing of the optionee.

(5)
The options were exercisable in three equal annual installments upon the optionee's completion of each of the three years of service with us after May 1, 2003. The options had a maximum term of 10 years measured from the grant date, subject to earlier termination in certain circumstances following the optionee's cessation of service with us. However, should the optionee be terminated for any reason other than cause, or should the optionee's employment terminate under certain circumstances following a change in control in us, the options automatically became vested and exercisable for shares at the time represented by the options which would have been vested within one year measured from the employment termination date. Mr. Bazzone's employment with us terminated not for cause on December 19, 2003, and these options, other than those for which vesting accelerated and which were exercised prior to March 19, 2004, were cancelled.

(6)
The exercise price of the options was the fair market value of the shares underlying the options on the date of grant. The exercise price was payable in cash or in shares of common stock valued at the fair market value on the exercise date. Alternatively, the options were exercisable through a cashless exercise procedure pursuant to which the optionee could provide irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. In March 2004, Mr. Bazzone exercised his vested options to purchase 16,667 shares of our common stock through this alternative method.

(7)
The options are exercisable in four equal annual installments upon the optionee's completion of each of the four years of service with us after April 1, 2003. The options have a maximum term of 10 years measured from the grant date, subject to earlier termination in certain circumstances following the optionee's cessation of service with us. The options also will vest in full in the event we experience a change in control, unless the options are assumed by the successor corporation or otherwise continued or replaced with a cash incentive program following the change in control.

Aggregated Option/SAR Exercises and Fiscal Year-End Values

        The following table sets forth information, with respect to the Named Executive Officers, concerning the exercise of options during the fiscal year ended January 31, 2004, and the unexercised options held by them at such fiscal year-end. No stock appreciation rights were exercised by any Named Executive Officer during the fiscal year ended January 31, 2004, and no stock appreciation rights were outstanding at such fiscal year-end.

			NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT FISCAL YEAR-END(#)		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT FISCAL YEAR-END($)(1)
NAME	SHARES ACQUIRED ON EXERCISE(#)	VALUE REALIZED ($)
			EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
Gary G. Friedman	—	$—	133,333	66,667	—	—
Stephen J. Gordon	—	$—	95,900	—	—	—
Patricia A. McKay	—	$—	0	250,000	—	—
Vivian C. Macdonald	—	$—	3,125	29,375	—	$800
Thomas M. Bazzone	—	$—	450,000	50,000	$667	$1,333
Kevin W. Shahan	—	$—	55,000	50,000	$4,550	$14,050

(1)
Represents the positive spread between the fair market value of our common stock as of January 31, 2004, and the option exercise price payable for those shares based on the closing price of $3.90 per share for our common stock as reported on the Nasdaq National Market on Friday, January 30, 2004.

Director Compensation

        Under the automatic option grant program in effect under our 1998 stock incentive plan, as amended and restated in October 2002, each individual who first joins our board of directors as a non-employee director will receive, at the time of his or her initial election, an option to purchase 15,000 shares of our common stock, provided such person has not previously been in our employment. In addition, under our 1998 stock incentive plan, as amended and restated in October 2002, each individual who, on the date of each annual stockholders meeting, continues to serve as a non-employee director, whether or not such individual is standing for election at that particular annual meeting, will be granted an option to purchase an additional 7,500 shares of our common stock, provided such individual has served as a non-employee member of our board for at least the preceding six months. Each grant under the automatic option grant program will have an exercise price per share equal to the fair market value per share of our common stock on the grant date, and will have a maximum term of 10 years, subject to earlier termination should the optionee cease to serve as one of our directors.

        Each of Messrs. Ball, Camp, Hemmig, Schwartz and Krevlin received an automatic option grant on July 17, 2003, for 7,500 shares of our common stock. The exercise price per share in effect under each such option was $3.86, which was the fair market value per share of our common stock on the grant date. Each option granted under the automatic option grant program is immediately exercisable for all the shares subject to the option, but any shares purchased under the option grant will be subject to repurchase by us, at the exercise price paid per share, upon the optionee's cessation of service as a director prior to the full vesting of those shares. The shares subject to each annual automatic option grant shall vest, and our repurchase right shall lapse, in a series of three successive equal annual installments over the non-employee board member's period of continued service as a board member, with the first installment to vest upon the non-employee board member's completion of one year of service as a board member measured from the option grant date.

        Directors who were not employees of our company or one of our subsidiaries receive an annual retainer fee of $25,000. In addition, the chairperson of our audit committee receives an annual retainer fee of $10,000 and each other non-employee member of the audit committee receives an annual retainer fee of $5,000. Separately, the chairperson of our compensation committee receives an annual retainer fee of $5,000 and each other non-employee member of the compensation committee receives an annual retainer fee of $2,500. In addition, we reimburse our directors for their travel expenses related to attending board, committee or our business meetings, and we offer discounts on our merchandise to all directors and their spouses or domestic partners.

        Under the director fee option grant program in effect under our 1998 stock incentive plan, each non-employee board member has the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of a below-market option. The option grant will automatically be granted on the first trading day in January in the year for which the annual retainer fee would otherwise be payable in cash. The option will have an exercise price per share equal to one-third of the fair market value of our common stock on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the annual retainer fee applied to the program by two-thirds of the fair market value per share of our common stock on the grant date. The shares subject to the option will become exercisable in 12 equal monthly installments over the calendar year in which the below-market option grant was made. However, the shares subject to the option will become immediately exercisable upon (i) specified changes in the ownership or control of our company, or (ii) the death or disability of the optionee while serving as a board member.

        Each of Messrs. Ball, Krevlin and Schwartz received an option grant under the director fee option grant program on January 2, 2004. Mr. Ball's option was for 4,777 shares of our common stock. Mr. Krevlin's option was for 9,554 shares of our common stock. Mr. Schwartz's option was for 8,757 shares of our common stock. The exercise price per share in effect under each such option was $1.57 or one-third of the fair market value per share of our common stock on the grant date.

        In the discretion of our board of directors, we may provide our directors with additional compensation for their services as a director or a member of a board committee.

Employment Contracts, Termination of Employment and Change in Control Arrangements

        Other than an employment agreement with Mr. Gordon, as discussed in more detail below, we do not presently have employment contracts in effect with any of our executive officers, and their employment may be terminated at any time at the discretion of our board of directors.

Mr. Gordon's Employment Arrangement

        We entered into a severance agreement with Mr. Gordon effective as of March 21, 2001, whereby we agreed to provide Mr. Gordon with a number of benefits should his employment with us terminate. However, during the spring of 2004, we entered into negotiations with Mr. Gordon regarding a new employment arrangement. An employment agreement reflective of this new employment arrangement was consummated between us and Mr. Gordon effective as of May 24, 2004. This new employment agreement supersedes our prior severance agreement with Mr. Gordon and has a term of three years, although we may terminate the employment arrangement at any time and for any or no reason, subject to our severance obligations below. Under the terms of the new employment agreement, Mr. Gordon, in addition to his current role as Chairman of our board of directors, will render services to us on a part-time basis in the position of Founder/Merchant. In consideration for these services, we will provide Mr. Gordon with an annual base salary of $375,000, which will be reviewed from time to time in accordance with our established procedures for adjusting salaries for similarly situated employees and which may be adjusted in our sole discretion. Mr. Gordon will also be eligible to participate in the health and welfare benefits we make available generally to our other officers and, in addition, Mr. Gordon will be entitled to the following:

  •
  A discretionary incentive bonus, subject to the recommendation of our Chief Executive Officer and approval of our compensation committee, in each of their sole discretions;

  •
  A monthly car allowance of $1,100;

  •
  Annual reimbursement up to $5,000 for costs incurred to prepare Mr. Gordon's annual income tax returns; and

  •
  Disability insurance.

        In connection with the new employment agreement, Mr. Gordon has been awarded a stock option to acquire up to 150,000 shares of our common stock at an exercise price of $7.00 per share. The stock option was granted on May 24, 2004, by our compensation committee pursuant to the terms of our 1998 stock incentive plan. The stock option has a term of 10 years and shall be exercisable in three equal annual installments upon Mr. Gordon's completion of each of the three years of service with us after the grant date of such option, subject to earlier vesting as provided in the employment agreement.

        In the event that we terminate Mr. Gordon without cause, or Mr. Gordon terminates his employment for good reason, Mr. Gordon shall receive salary continuation of his then-current base salary for the lesser of (i) two years from the date of termination of employment if Mr. Gordon's employment is so terminated at any time prior to the second anniversary of the employment agreement and (ii) one year from the date of termination of employment if Mr. Gordon's employment is so terminated at any time thereafter during the remaining term of the employment agreement. In addition, Mr. Gordon shall be entitled to receive any bonus already approved by our compensation committee and continued medical benefit coverage for himself and his eligible dependents until the earlier of the date that he becomes entitled to medical benefits from another employer or the end of the period of base salary continuation, subject to his payment of applicable premiums, if any, at the same rate that would have applied had he remained in our employment. Mr. Gordon shall also receive full and immediate vesting of any unvested portion of the stock option granted in accordance with the employment agreement. Mr. Gordon's eligibility for salary continuation and medical benefit coverage is conditioned on his having first signed a release agreement in a form acceptable to us.

        Finally, during the term of Mr. Gordon's employment with us and for the longer of either (i) the period during which he continues to receive, or except for his voluntary waiver of salary continuation or breach of his non-interference obligations he would be entitled to receive, salary continuation pursuant to the terms of the employment agreement and (ii) one year after the termination of his employment with us, Mr. Gordon shall not, for himself or any third party, directly or indirectly (a) divert or attempt to divert from us any business of any kind, including without limitation the solicitation of or interference with any of our customers, clients, members, business partners or suppliers, (b) solicit, raid, entice or induce, either directly or through a third party, any current or former employee of ours to be employed by another person, or either directly or through a third party hire or otherwise employ any current or former employee of ours, or (c) work in any capacity that would compete directly with us.

Mr. Friedman's Employment Arrangement

        In connection with the hiring of Mr. Friedman as our new Chief Executive Officer, we agreed upon the terms and conditions of his employment in an offer letter dated March 15, 2001. Mr. Friedman's offer letter provided for an initial annual salary of $400,000 and eligibility for annual bonus compensation, targeted at 100% of his annual salary, with the amount actually payable based on the level of achievement of performance goals mutually agreed to by Mr. Friedman and our board of directors or our compensation committee. Mr. Friedman is eligible for other benefits, including group health benefits, participation in our 401(k) plan, a car allowance of $950 per month and extra contribution to disability insurance coverage. We also agreed to reimburse Mr. Friedman for reasonable expenses, including attorney's fees, incurred by him in negotiating the terms of his employment with us. In connection with this latter term, we reimbursed Mr. Friedman for attorney's fees in the amount of $49,908 in September 2001. In addition, as part of Mr. Friedman's compensation package, we sold

Mr. Friedman shares of our common stock and preferred stock, and also granted him options, some of which he exercised, to purchase shares of our common stock. In connection with this sale of preferred and common stock to Mr. Friedman, we also made a full recourse loan to him. All of the loan proceeds were used by him to purchase a portion of this stock. The loan was subsequently repaid by Mr. Friedman in full with interest in August 2002. Mr. Friedman's employment is at will and may be terminated by either party at any time, with or without cause, but is subject to the terms of the compensation and severance agreement discussed below.

Mr. Friedman's Compensation and Severance Agreement

        In order to retain the services of Mr. Friedman, we also entered into a compensation and severance agreement with Mr. Friedman effective as of March 21, 2001, which was subsequently amended and restated as of February 5, 2004. As part of the amended and restated agreement, we increased Mr. Friedman's annual base salary to $500,000, effective retroactively to September 3, 2003, and we agreed that his base salary would be subject to increase at least annually during Mr. Friedman's continued employment with us, at the sole discretion of our board of directors or the compensation committee of our board of directors. This annual increase may be based upon milestones that are set by the compensation committee in advance. In addition, we agreed to make Mr. Friedman eligible for annual bonus compensation in an amount up to 100% of his base salary, with the amount actually payable based on the level of achievement of performance goals determined by our board of directors or the compensation committee of our board of directors. However, if Mr. Friedman achieves his stretch performance goals, as determined by our board of directors or the compensation committee of our board of directors, Mr. Friedman's annual bonus amount shall automatically increase to up to 150% of his base salary. The performance goals and stretch performance goals are to be based primarily upon our financial performance metrics and shall be set for each fiscal year at approximately the same time that we establish our annual budget for the fiscal year. As part of the amended and restated agreement, our compensation committee on February 5, 2004, awarded Mr. Friedman a stock option to purchase up to 500,000 shares of our common stock at an exercise price of $4.50 per share and a separate stock option to purchase up to an additional 500,000 shares of our common stock at an exercise price of $9.00 per share. On the date of grant, the closing price of our common stock was $3.83 per share. Each of these stock options was granted to Mr. Friedman pursuant to our 1998 stock incentive plan and has a term of 10 years. Each is exercisable in four equal annual installments upon Mr. Friedman's completion of each of the four years of service with us after the grant date, subject to earlier vesting as provided in the amended and restated compensation and severance agreement.

        In addition, we agreed to provide Mr. Friedman with a number of benefits should his employment terminate.

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  If Mr. Friedman's employment is terminated by us for cause, or due to his disability, death or retirement, or by Mr. Friedman other than for good reason, as specified in the agreement, he is entitled to accrued salary and vacation pay through the termination date.

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  If Mr. Friedman's employment terminates within 18 months of a change of control of our company (other than if terminated by us for cause, or due to his disability, death or retirement, or by Mr. Friedman other than for good reason), he is entitled to (a) all accrued salary and vacation pay through the termination date, (b) a bonus prorated for the year of termination, and (c) an amount in cash equal to three times the sum of (i) his base salary at the time of termination and (ii) a bonus amount equal to 100% of the last annual bonus paid to Mr. Friedman prior to the termination date or Mr. Friedman's target bonus for the fiscal year in which the change of control of our company occurs, if such target bonus is greater than the last annual bonus paid to Mr. Friedman.

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  If Mr. Friedman's employment is terminated by us for reasons other than for cause, or other than due to his disability, death or retirement, or is terminated by Mr. Friedman for good reason not within 18 months following a change in control of our company, as specified in the agreement, he is entitled to (a) all accrued salary and vacation pay through the termination date, (b) a bonus prorated for the year of termination, (c) continuation of his base salary at the time of termination for 12 months or such longer period so that Mr. Friedman receives an aggregate minimum amount of such payments equal to $750,000, (d) continuation of his medical benefit coverage until the later of the date he becomes entitled to medical benefits from another employer or 24 months, at his expense at the same rate that would have applied had he remained an officer of our company, and (e) acceleration of all of his unvested options and the lapsing of vesting repurchase rights with respect to shares previously acquired thereunder, in some cases, however, solely to the extent that such options or shares would have vested during the period of base salary continuation had he remained employed with our company throughout such period.

        Further, Mr. Friedman agrees not to (a) solicit, either directly or through a third party, any person then employed by us or who was employed by us within the preceding 12 months to be employed by another person, or either directly or through a third party hire or otherwise employ any person then employed by us or who was employed by us within the preceding 12 months, or assist a competitor or other employer in taking such action, or (b) work, directly or indirectly, for or make a significant investment in a competitor during his period of employment with us and for 12 months following his termination of employment or the second anniversary of the date of change of control of our company, whichever comes first.

        Finally, we agreed, as part of the amended and restated compensation and severance agreement, to reimburse Mr. Friedman for his reasonable expenses, including attorney's fees, incurred in negotiating the terms of the amended and restated agreement, provided such reimbursement did not exceed $10,000 unless our board of directors approved a higher amount. In connection with this latter term, approximately $8,656 in expenses on behalf of Mr. Friedman were invoiced to us in May 2004.

        In the event that Mr. Friedman breaches the agreement, all severance payments other than accrued compensation and pro-rata bonus amounts shall cease after he has been given notice of the breach and an opportunity to cure within 15 days of such notice and if he has failed to timely effect such cure, and thereafter we shall have no further obligations under the agreement with regard to such severance payments.

Ms. McKay's Employment Arrangement

        In connection with the hiring of Ms. McKay as our new Chief Financial Officer, we agreed upon the terms and conditions of her employment in an offer letter dated October 3, 2003. Ms. McKay's offer letter provides for an initial annual salary of $350,000, to increase to $375,000 per year effective June 2004 and to increase to $400,000 per year effective June 2005. Ms. McKay was guaranteed a minimum bonus of $50,000 for our fiscal 2003, and is guaranteed a minimum bonus of $125,000 for our fiscal 2004. Ms. McKay is also eligible for additional annual bonus compensation, targeted at 50% of her base pay, provided, however, that guaranteed bonus amounts for fiscal 2003 and fiscal 2004 referred to above are credited against Ms. McKay's actual bonus for such years. Ms. McKay is eligible for other benefits, including our healthcare program, participation in our 401(k) plan, and a car allowance of $500 per month. Ms. McKay's employment is at will and may be terminated by either part at any time, with or without cause.

        In addition, Ms. McKay was granted a stock option to purchase up to 250,000 shares of our common stock at an exercise price of $6.85 per share. The stock option was granted by our compensation committee pursuant to the terms of our 1998 stock incentive plan. The stock option has a term of 10 years and is exercisable in four equal annual installments upon Ms. McKay's completion of each of the four years of service with us after October 6, 2003, subject to earlier vesting as provided in the offer letter. The following will also be granted to Ms. McKay:

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  In June 2004, Ms. McKay will be granted a stock option to purchase up to 50,000 shares of our common stock at the fair market value of our common stock on the grant date. The stock option will vest at 25% per year, over a four-year period, and have a 10-year term, with other terms being in accordance with our 1998 stock incentive plan.

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  Beginning in 2005, Ms. McKay will be eligible to receive stock option grants on an annual basis in accordance with our 1998 stock incentive plan. The number of options will be determined by her performance, but the target will be in the range of 20,000 to 40,000 stock options.

        As part of the terms of the offer letter, we have agreed that, should Ms. McKay be terminated by us not for cause, other than in connection with a change of control of our company, within the first two years of her employment with us, Ms. McKay will receive salary continuation for a period of two years from her termination date and a prorated bonus based on the greater of (i) her prior year's bonus payment or (ii) her then current year's incentive target bonus amount, and she also will receive full vesting of her initial stock option grant. Should Ms. McKay be terminated by us not for cause, other than in connection with a change of control of our company, after her second full year of employment with us, she will receive salary continuation for a period of one year from her termination date and a prorated bonus as described above, and she also will receive full vesting of her initial stock option grant. Should there be a change of control of our company and Ms. McKay, thereafter, is subject to an involuntary termination by us, she will receive, in lieu of any other severance pursuant to the offer letter, a prorated bonus as described above and salary continuation for a period of two years from her termination date at the annual rate of her base salary plus the bonus amount. Moreover, her initial stock option grant will vest in full. Ms. McKay's entitlement to any severance payments and acceleration of her stock option grant will be contingent upon her execution of our written release and expiration of any applicable revocation period to our written release.

        Further, Ms. McKay agrees that, for a period of one year following the effective date of her resignation from our company or termination by us, she will not work in a capacity that would compete directly with us and she shall not solicit any employees or customers of ours during such period. In the event that Ms. McKay breaches this obligation, all severance and other benefits shall cease.

Mr. Bazzone's Separation Agreement and General Release

        We entered into a separation agreement and general release, dated December 2, 2003, with Mr. Bazzone effective as of December 19, 2003, whereby we agreed to provide Mr. Bazzone with a number of severance benefits in connection with the termination of his employment and other relationships with us and our related and affiliated entities. In particular, we agreed to pay Mr. Bazzone's current salary (not including any car allowance but inclusive of his prior bonus of $50,000), the aggregate gross amount of which shall not exceed $365,000, for the shorter of one year from December 19, 2003, or the period from December 19, 2003, until the date Mr. Bazzone is self-employed or employed by or obtains a consulting arrangement with another person or entity. We also agreed to pay Mr. Bazzone's COBRA premiums for the severance period and, if he declines COBRA coverage through our company in favor of continued medical coverage through his wife's employer's group health plan and his wife subsequently elects to continue during the severance period that coverage under COBRA, we agreed to pay any such COBRA premiums during such severance period, not to exceed an aggregate of $12,000. Mr. Bazzone has agreed that, until December 19, 2004, he will not work in a capacity that would compete directly with us and he will not solicit any employees or customers of ours during such period. Mr. Bazzone also provided to us and our related parties a general release and we agreed to release any claims or causes of action against Mr. Bazzone. Finally, as

Mr. Bazzone's termination of employment with us was "Not for Cause," as such term is defined under his stock option agreements with us, Mr. Bazzone received acceleration of the vesting of Mr. Bazzone's then unvested options which would have vested within one year measured from the date of termination. Mr. Bazzone exercised a portion of his vested options to purchase an aggregate of 16,667 shares of our common stock. Other than these stock options which were exercised prior to March 19, 2004, all remaining stock options issued to Mr. Bazzone were cancelled. The separation agreement and general release between us and Mr. Bazzone supersedes and replaces our offer letter dated June 26, 2001. We understand from Mr. Bazzone that as a result of new employment his right to salary continuation ended in May 2004.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended January 31, 2004, the members of the compensation committee of our board of directors were Messrs. Hemmig and Schwartz. During the fiscal year ended January 31, 2004, Mr. Friedman also was invited as a guest to attend and, accordingly, attended one formal meeting of the compensation committee at which compensation for executive officers was discussed. None of the individuals on our compensation committee were officers or employees of our company at any time during the fiscal year ended January 31, 2004, or at any other time. None of our current executive officers served as members of the board of directors or compensation committee of any other entity which has one or more executive officers serving as a member of our board of directors or compensation committee.

Certain Relationships and Related Transactions

Equity Investment Transactions

        As part of our March 2001 preferred stock financing pursuant to which we received gross proceeds of approximately $15.0 million, we granted each of the investors in the financing certain registration rights pursuant to an amended and restated investor rights agreement, dated as of March 21, 2001, as amended. These investors included, among others, Gary G. Friedman and Kendal A. Friedman, the spouse of Mr. Friedman, and entities controlled by Mark J. Schwartz and Glenn J. Krevlin, each of whom is a member of our board of directors, as well as Reservoir Capital Partners, L.P. and Reservoir Capital Master Fund, L.P., which currently hold beneficially greater than five percent of a class of our securities. Pursuant to the agreement, as amended, the investors have the right to require us to register their common stock issuable upon conversion of the Series A preferred stock as well as, in the case of Mr. Friedman, common stock he purchased separately in connection with the preferred stock financing. In particular, we may be required at any time to file a registration statement upon demand, provided particular threshold requirements are met. We will not be required to file more than four such demand registrations. The demand registrations are subject to underwriters' cutbacks. In addition, we have granted the investors and Mr. Friedman unlimited "piggyback" registration rights, subject to underwriters' cutbacks. Furthermore, the amended and restated investor rights agreement, as amended, required us to effect registrations on Form S-3 or its equivalent with respect to all registrable securities owned by the investors and Mr. Friedman as would permit or facilitate the sale and distribution of all their registrable securities on a delayed and continuous basis, upon the later of (a) the time that the Form S-3 becomes available for use by us and (b) October 1, 2001. All registration expenses associated with the demand registrations, Form S-3 registrations and "piggyback" registrations, other than underwriters' and brokers' discounts and commissions, shall be borne by us.

        In connection with the amended and restated investor rights agreement, as amended, we filed a Form S-3 registration statement on October 1, 2001, with the Securities and Exchange Commission to register shares of our common stock issued, or to be issued upon the conversion of our Series A preferred stock, to a number of the investors in the financing, including Reservoir Capital Partners, L.P., Reservoir Capital Master Fund, L.P., and entities controlled by each of Messrs. Schwartz and Krevlin. Mr. and Ms. Friedman chose not to participate in the registration. However, as a result of the transfer of 121 shares of Series A preferred stock to Mr. Krevlin, Mr. Krevlin also is a selling stockholder included in the registration statement. The registration statement was declared effective by the Securities and Exchange Commission on October 31, 2002. We have agreed with the preferred stock investors to keep the registration statement effective until the sooner to occur of (i) the time that all of the shares of common stock covered by the registration statement are (a) sold in accordance with the intended plan of distribution set forth in the registration statement or (b) able to be sold without registration within a three-month period under Rule 144 of the Securities Act of 1933, as amended, or (ii) the date on which each of (a) Palladin Capital IX, LLC, (b) Glenhill Capital LP and (c) the group of entities consisting of Reservoir Capital Partners, L.P. and Reservoir Capital Master Fund, L.P. has sold 75 percent of its shares of common stock having registration rights with us, or (iii) March 21, 2009.

        We entered into a letter agreement, dated as of August 2, 2002, with holders of our Series A preferred stock, some of whom are current beneficial holders of greater than five percent of our securities, including Reservoir Capital Partners, L.P., Reservoir Capital Master Fund, L.P., Messrs. Krevlin and Friedman and Ms. Friedman, and entities controlled by each of Messrs. Schwartz and Krevlin. The holders of our Series A preferred stock agreed to waive their right to certain dividends in the event we were to declare a dividend on our common stock. In the same agreement, we agreed that we will not declare any dividends payable to our common stock holders unless and until we first obtain the approval of the holders of at least 70 percent of the then outstanding shares of Series A preferred stock. We have never declared or paid any dividends on our capital stock and have no obligation to do so. We currently intend to retain any future earnings to fund the development and growth of our business and do not anticipate declaring or paying any dividends in the foreseeable future. As a result of the letter agreement, beginning with the second quarter of fiscal 2002, we no longer recorded dividend charges related to our outstanding Series A preferred stock. Such charges totaled approximately $0.4 million per fiscal quarter prior to the effectiveness of the letter agreement.

        On November 6, 2001, we entered into a stock purchase agreement with a number of accredited investors pursuant to which the investors paid us an aggregate of approximately $17.5 million in consideration for 4,487,178 shares of our common stock. Among the investors were certain current beneficial holders of greater than five percent of a class of our securities, in particular Reservoir Capital Partners, L.P., Reservoir Capital Master Fund, L.P., and investors connected with Sanford J. Colen and Apex Capital, LLC. As part of this common stock financing, we filed on December 6, 2001, with the Securities and Exchange Commission a registration statement on Form S-3 for the resale of the common stock acquired in the financing. The registration statement was declared effective by the Securities and Exchange Commission on October 31, 2002. We agreed with the investors in the financing to keep the registration statement effective until the sooner to occur of (i) the date on which all the shares of common stock included within the registration statement had been sold, (ii) the date on which all of the investors, respectively, could sell within a three-month period under Rule 144 of the Securities Act of 1933, as amended, in compliance with any applicable volume limitations under Rule 144 all of the shares of common stock registered under such registration statement, or (iii) November 6, 2003. Following this period, we filed with the Securities and Exchange Commission a post-effective amendment to the registration statement, which was declared effective by the Securities and Exchange Commission as of March 2, 2004, de-registering all shares of common stock not otherwise sold by the investors through the registration statement prior to November 6, 2003. All expenses associated with the registration, other than selling expenses of any investor, including brokers' fees and commissions, were borne by us.

Other Related Party Transactions

        Our store in Eureka, California, involves two leases, one directly involving Stephen J. Gordon, the Chairman of our board of directors, and the other involving Eureka Preservation Partnership, a partnership in which Mr. Gordon is a partner. The aggregate lease payments paid to Mr. Gordon and the partnership were $41,717 for the fiscal year ended January 31, 2004. The lease directly involving Mr. Gordon is a written lease that expires on May 31, 2004. The lease with Eureka Preservation Partnership is based on an oral understanding pursuant to which we agreed to pay rent month to month for that portion of the building owned by Eureka Preservation Partnership. Until we negotiate renewal terms with Mr. Gordon regarding our written lease with him, we will, following our current lease's expiration date, continue to lease the property on a month-to-month basis on the same terms as currently in effect. However, we are in the process of finalizing the renewal of the leases, which are expected to be for a period of up to five years, with additional optional renewal terms, with each of Mr. Gordon and Eureka Preservation Partnership. The lease with Mr. Gordon will likely require us to make monthly lease payments of $3,200, subject to increases tied to annual consumer price index changes. The lease with Eureka Preservation Partnership will likely require us to make monthly lease payments of $2,000, subject to annual increases.

        Our compensation committee granted to Patricia A. McKay, in connection with her role as our Chief Financial Officer, effective February 26, 2004, a stock option under our 1998 stock incentive plan to purchase up to 100,000 shares of our common stock at an exercise price of $4.35 per share, vesting in equal annual installments upon Ms. McKay's completion of each of four years of service with us from the grant date of the stock option. This option grant was made to Ms. McKay in recognition of her efforts on behalf of, and service to, our company.

        Jason Camp, who was promoted from Vice President of Stores to the executive officer position of Senior Vice President of Retail Operations of our company in February 2004 and who is the son of our director Robert E. Camp, received annual compensation (salary and bonus) from us during the fiscal year ended January 31, 2004, in the aggregate amount of $216,727 and he also received from us a car allowance during such fiscal year in the amount of $7,200. In his new position as Senior Vice President, Mr. Camp will have an annual salary of $275,000. In addition, as part of his promotion, Mr. Camp was granted on February 25, 2004, by our compensation committee a stock option under our 1998 stock incentive plan to purchase up to 50,000 shares of our common stock at an exercise price of $4.35 per share, vesting in equal annual installments upon Mr. Camp's completion of each of four years of service with us from the grant date of the stock option. Our compensation committee also granted, effective February 26, 2004, a stock option under our 1998 stock incentive plan to purchase up to an additional 100,000 shares of our common stock at an exercise price of $4.35 per share, vesting in equal annual installments upon Mr. Camp's completion of each of four years of service with us from the grant date of the stock option. This latter option grant was made to Mr. Camp in recognition of his efforts on behalf of, and service to, our company.

        In connection with the hiring in 2002 of Elizabeth ("Lisa") Salamone as our then Executive Vice President, General Merchandise Manager, we agreed upon the terms and conditions of her employment in an offer letter dated August 2, 2002. Ms. Salamone's offer letter provided for an initial annual salary of $275,000 and eligibility for annual bonus compensation, targeted at up to 50% of her annual salary. Ms. Salamone also was eligible for other benefits, including participation in our 401(k) plan, a car allowance of $500 per month and a right to participate in our employee stock purchase plan. Ms. Salamone's employment was at will and could be terminated by either party at any time, with or without cause. In addition, Ms. Salamone was granted on September 30, 2002, options to purchase up to 250,000 shares of our common stock at an exercise price of $4.50 per share under the terms of our 1998 stock incentive plan, vesting in equal annual installments upon Ms. Salamone's completion of each of four years of service with us. However, effective March 6, 2003, we entered into a separation agreement and release with Ms. Salamone pursuant to which she terminated her employment with us. We agreed to continue to pay Ms. Salamone her salary and benefits through the end of August 2003, unless she accepted another offer of employment prior to that date and such offer of employment resulted in her being paid an amount equivalent to or in excess of her annual salary with us. We also agreed to allow her to continue her benefits through COBRA, if she so elected, effective September 1, 2003. Ms. Salamone agreed to maintain her obligation to keep confidential our trade secrets and she agreed to release the company from, among other things, any and all known and unknown claims, suits and damages. We agreed to indemnify her from, among other things, claims, demands, or actions asserted against her arising within the scope of her employment with us to the extent required by our amended and restated bylaws and California law.

        Our second amended and restated certificate of incorporation, as amended, authorizes us to limit or eliminate the liability of our directors to the company or its stockholders for monetary damage to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). As permitted by the DGCL, the second amended and restated certificate of incorporation, as amended, provides that our directors will not be personally liable to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of such person's duty of loyalty to the company or its stockholders, (ii) for acts or omissions involving intentional misconduct or a knowing violation of law, (iii) for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Section 174 of the DGCL and (iv) for any transaction resulting in receipt by such person of an improper personal benefit.

        Under Section 145 of the DGCL, we have broad discretion to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended. Our second amended and restated certificate of incorporation, as amended, provides that we may indemnify directors, officers, employees and agents in excess of the indemnification and advancement of expenses permitted by Section 145 of the DGCL, subject to limits under Delaware law with respect to actions for breach of duty to the company, its stockholders and others. We will indemnify any person who is made a party or threatened to be made a party or is in any way involved in any action, suit or proceeding by reason of being a director or officer of the company or a direct or indirect subsidiary of the company, or is or was serving at the request of the company as a director or officer of another entity or enterprise, and we will also advance expenses to the fullest extent permitted by the DGCL. Our amended and restated bylaws contain similar provisions for indemnification of directors made, or threatened to be made, a party to an action or proceeding by reason of being a director of the company or, at the request of the company, a director or officer of another company. We will pay all expenses incurred by a director in defending a civil or criminal action, suit or proceeding by reason of being a director before final disposition of the action, suit or proceeding once the director or someone acting on such director's behalf undertakes to repay such amount if it is ultimately determined that the director is not entitled to indemnification by the company. The amended and restated bylaws further provide that the board of directors has discretion to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of being an officer or employee of the company. We currently have directors' and officers' liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts. In addition to the indemnification provided for in our second amended and restated certificate of incorporation, as amended, and amended and restated bylaws, it is our policy to enter into agreements with our directors and officers to indemnify such directors and officers, respectively, against any expenses, fees, judgments and settlement amounts actually and reasonably incurred by that person in connection with any threatened or pending action, suit or proceeding to which that person is or is threatened to be made a party by reason of that person being a director, officer, employee or agent of the company or any subsidiary of the company or of serving at the request of the company as a director, officer, employee or agent of another corporation or enterprise.

Loan to Officer

        Jason Camp, who was promoted to the executive officer position of Senior Vice President of our company in February 2004 and who is the son of our director Robert E. Camp, was asked to relocate to California in 2001 as part of his job functions as then Vice President of Stores. In connection with this relocation, we made a loan to him in the principal amount of $200,000 in connection with his purchase of a house. The loan is a full recourse loan. The interest on the outstanding principal amount of the loan is 8.0% per annum, compounded annually, and the entire amount of interest and all outstanding principal is due and payable on August 15, 2006, if not earlier pre-paid in full with interest. The largest aggregate amount outstanding under the loan, and the amount outstanding as of the latest practicable date, was $242,665 as of May 1, 2004.

Report of the Compensation Committee on Executive Compensation

        The compensation committee report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not incorporated by reference in any of our company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

        Among the duties of the compensation committee is that it review and determine the salaries and incentives of the executive officers of our company, including the Chief Executive Officer, and establish the general compensation goals and objectives for such individuals. Our compensation committee also has the sole and exclusive authority to make discretionary option grants to executive officers under our company's 1998 stock incentive plan.

        The compensation committee believes that the compensation programs for our executive officers should reflect our company's performance and the value created for our stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals of our company and should reward individual contribution to its success. Our company is engaged in a very competitive industry, and its success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

General Compensation Policy

        Our committee's policy is to provide our executive officers with compensation opportunities which are based upon their personal performance, the financial performance of our company and their contribution to that performance. Our committee also strives to provide compensation opportunities that are competitive with our industry to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive within our industry and reflects individual performance; (ii) annual variable performance awards payable in cash and tied to our company's achievement of annual financial performance goals; and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between our executive officers and our stockholders. As an executive officer's level of responsibility increases, a greater proportion of his or her total compensation will depend upon our company's financial performance and stock price appreciation rather than base salary.

Factors

        The principal factors that were taken into account in establishing each executive officer's compensation package for the fiscal year ended January 31, 2004, are described below. However, our committee may in our discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary

        In setting base salaries, our committee periodically reviews published compensation survey data for the industry. The base salary for each of our executive officers is guided by the salary levels for comparable positions in the industry, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in our sole discretion. Each executive officer's base salary is adjusted or not each year on the basis of (i) our evaluation of the executive officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The performance and profitability of our company may also be a factor in determining the base salaries for our executive officers. In certain cases, we have agreed in advance with an executive officer as part of his or her employment arrangement to provide pre-determined base salary amounts in future years.

Annual Incentives

        The annual incentive bonus for our executive officers is discretionary in nature and is determined by our committee, other than in particular cases where we have agreed in advance with an executive officer as part of his or her employment arrangement to provide certain guaranteed minimum bonus amounts in certain years. Each of our Named Executive Officers, other than Vivian Macdonald, earned and/or were paid an annual incentive bonus during the fiscal year ended January 31, 2004. However, Ms. Macdonald did receive a referral bonus during the period.

Long-term Incentives

        Generally, stock option grants are made annually by our committee to each executive officer. Each grant is designed to align the interests of our executive officers with those of our stockholders and provide each officer with a significant incentive to manage our company from the perspective of an owner with an equity stake in the business. In most cases, each grant allows the executive officer to acquire shares of the common stock at the fair market value per share on the grant date over a specified period of time not to exceed 10 years. Generally, shares subject to the option grant become exercisable in a series of installments over a three-year or four-year period, contingent upon the executive officer's continued employment with the company. Accordingly, the option grant will provide a positive return to our executive officer only if he or she remains employed by the company during the vesting period, and then only if the market price of the shares appreciates over the option term.

        The size of the option grant to each executive officer, including the Chief Executive Officer, is set by our committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with our company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. We also take into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. We have established certain guidelines with respect to the option grants made to our executive officers, but have the flexibility to make adjustments to those guidelines in our discretion. In particular cases, we have agreed in advance with an executive officer as part of his or her employment arrangement to grant stock options in specific amounts in future years. Other than stock options granted to Patricia A. McKay as part of her initial employment compensation package with us in fiscal 2003, only Vivian Macdonald, our then Vice President, Corporate Controller, Thomas M. Bazzone, our then Executive Vice President, Chief Operating Officer and Assistant Secretary, and Kevin W. Shahan, our then Vice President, Chief Financial Officer and Secretary, received stock option grants in fiscal 2003.

CEO Compensation

        Gary G. Friedman's compensation was based on negotiations between the company and Mr. Friedman prior to his acceptance of the position of our Chief Executive Officer. A member of our committee headed the negotiation team that finalized the compensation package for Mr. Friedman in March 2001. Mr. Friedman's salary was established at the time of hire to be commensurate with other similarly situated executives in like-sized specialty retail companies. Since that time, Mr. Friedman has received the agreed upon salary set forth in his original compensation package.

        During fiscal 2003, our committee reviewed various performance-based metrics as part of Mr. Friedman's overall compensation mix and, in particular, applied these criteria to determine Mr. Friedman's annual incentive bonus for the fiscal year, which was $150,000. During fiscal 2003, the compensation committee also entered into negotiations with Mr. Friedman regarding his overall compensation package with our company. Although significant negotiation occurred during fiscal 2003, Mr. Friedman's revised compensation package was not approved until February 2004.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code, as amended, disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to our executive officers for the fiscal year ended January 31, 2004, did not exceed the $1.0 million limit per executive officer, and we do not anticipate that the non-performance based compensation to be paid to our executive officers for the fiscal year ending January 29, 2005, will exceed that limit. Our company's 1998 stock incentive plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. While we did not take any action during fiscal 2003 to limit or restructure the elements of cash compensation payable to our executive officers, cash compensation payable to our executive officers in the future may exceed the $1.0 million limit. Accordingly, our board of directors has put forth for stockholder approval the Restoration Hardware, Inc. 2004 Senior Executive Bonus Plan which meets the requirements for a qualified performance-based compensation plan and payments made pursuant to the plan will not be subject to the deduction limit if certain requirements are met.

        It is the opinion of our committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the performance of our executive officers with the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.

        Submitted by the compensation committee of the board of directors for the fiscal year ended January 31, 2004:

Raymond C. Hemmig Mark J. Schwartz

Stock Performance Graph

        The stock performance graph below is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

        AMONG RESTORATION HARDWARE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ RETAIL TRADE INDEX

*    $100 invested on 1/30/99 in stock or index—including reinvestment of dividends.

(1)
The Nasdaq Retail Trade Index is the CRSP Total Return Index for the NASDAQ Retail Trade Securities, Center for Research in Security Prices, University of Chicago Graduate School of Business.

(2)
The graph assumes that $100 was invested in our company at the closing price of our common stock on the last trading day of our fiscal year ended January 30, 1999 (a Saturday), and in each index on such date, and that all dividends, if any, were reinvested. No cash dividends have been declared on our common stock.

(3)
The graph is plotted with points showing the cumulative total return as of the end of each of our applicable fiscal years.

(4)
Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

        The members of our board of directors, our executive officers and persons who hold more than 10% of a registered class of our equity securities are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with the Securities and Exchange Commission with respect to their ownership and changes in ownership of our common stock and other equity securities. To our knowledge, based upon (i) copies of Section 16(a) reports which we received from such persons for their transactions relating to our common stock and other equity securities during and prior to the fiscal year ended January 31, 2004, and (ii) written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the fiscal year ended January 31, 2004, we believe that all reporting requirements under Section 16(a) for the fiscal year ended January 31, 2004, were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners except as set forth below:

Section 16(a) Beneficial Reporting Compliance

Reporting Person	Number of Late Filings(1)	Number of Transactions Not Reported on a Timely Basis(1)
Thomas M. Bazzone	1	1
Stephen J. Gordon	1	1
Vivian C. MacDonald	2	1
Mark J. Schwartz	1	3
Kevin W. Shahan	1	1
John W. Tate	2	1

(1)
Includes (a) late reports filed during the fiscal year ended January 31, 2004, which may describe transactions that were not reported on a timely basis during the fiscal year ended January 31, 2004, or prior fiscal years, and (b) the number of transactions that were not reported on a timely basis during the fiscal year ended January 31, 2004, or prior fiscal years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information known to us with respect to the beneficial ownership of each class of our voting securities as of May 10, 2004, by (i) all persons who are beneficial owners of 5% or more of that class, (ii) each director and nominee for director, (iii) each Named Executive Officer, and (iv) all current directors and executive officers as a group. The table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the principal address of each of the stockholders listed below is c/o Restoration Hardware, Inc., 15 Koch Road, Suite J, Corte Madera, California 94925.

Beneficial Owner	Shares Beneficially Owned	Percentage of Class of Shares Beneficially Owned(1)
Series A Preferred Stock
Reservoir Capital Partners, L.P. and affiliates(2) 650 Madison Avenue, 26th Floor, New York, NY 10022	4,515	52.4%
Glenn J. Krevlin(3)(4)(5)	1,485	17.2%
Gary G. Friedman(6)	1,250	14.5%
Mark J. Schwartz(7)	896	10.4%
Isaac M. Silvera 1 Rockefeller Plaza, 10th Floor, New York, NY 10020	467	5.4%
All current directors and executive officers as a group (11 persons)(8)	3,631	42.2%
Common Stock
Sanford J. Colen(9) 25 Orinda Way, Suite 300, Orinda, CA 94563	2,995,000	9.1%
Gary G. Friedman(10)	2,749,380	8.2%
Reservoir Capital Partners, L.P. and affiliates(11) 650 Madison Avenue, 26th Floor, New York, NY 10022	2,524,570	7.2%
Janus Capital Management LLC(12) 100 Fillmore Street, Denver, CO 80206-4923	2,495,382	7.6%
Russell J. Fuller(13) 411 Borel Avenue, Suite 402, San Mateo, CA 94402	1,918,700	5.8%
Glenn J. Krevlin(4)(5)(14)	1,852,203	5.5%
Stephen J. Gordon(15)	1,188,439	3.6%
Mark J. Schwartz(16)	486,814	1.5%
Raymond C. Hemmig(17)	297,717	*
Robert E. Camp(18)	117,525	*
Damon H. Ball(19)	114,141	*
Marta H. Benson(20)	87,050	*
Jason W. Camp(21)	74,148	*
Kevin W. Shahan(22)	62,500	*
Patricia A. McKay	43,380	*
John W. Tate(23)	20,825	*
Thomas M. Bazzone(24)	1,150	*
Vivian C. Macdonald	0	*
All current directors and executive officers as a group (11 persons)(25)	7,031,622	19.8%

*
Less than one percent of our outstanding securities.

(1)
The percentage of class beneficially owned, with respect to Series A preferred stock, is based on a total of 8,613 shares of Series A preferred stock outstanding as of May 10, 2004, and, with respect to common stock, is based on 32,848,088 shares of common stock outstanding as of May 10, 2004. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days of May 10, 2004, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. Shares of Series A preferred stock are convertible into shares of common stock at any time at the option of the holder and, for purposes of computing the percentage of common stock beneficially owned, are deemed common stock outstanding for the person or group holding such securities, but are not deemed common stock outstanding for computing the percentage of any other person or group. The Series A preferred stock is convertible into shares of common stock pursuant to a ratio of one share of Series A preferred stock to 502.361097156 shares of common stock, subject to a number of antidilution adjustments.

(2)
Represents 3,866 shares of Series A preferred stock held by Reservoir Capital Partners, L.P. and 649 shares of Series A preferred stock held by Reservoir Capital Master Fund, L.P. Reservoir Capital Partners, L.P. and Reservoir Capital Master Fund, L.P. are affiliated because each has Reservoir Capital Group, L.L.C. as its general partner, which in turn has as its managing member Reservoir Capital Management, L.L.C. Reservoir Capital Partners, L.P. and Reservoir Capital Master Fund, L.P. have sole voting and investment power with regard to the shares that each owns directly. Reservoir Capital Group, L.L.C. and Reservoir Capital Management, L.L.C. have sole voting and investment power with regard to all shares beneficially owned.

(3)
Represents 1,212 shares of Series A preferred stock held by Glenhill Capital LP, 152 shares of Series A preferred stock held by Glenhill Capital Overseas Partners Ltd. and 121 shares of Series A preferred stock held by Mr. Krevlin. Glenhill Capital LP and Glenhill Capital Overseas Partners Ltd. have sole voting and investment power with regard to shares that each owns directly. Mr. Krevlin has sole voting and investment power with regard to all shares beneficially owned.

(4)
Glenn J. Krevlin is the managing member of Krevlin Advisors, LLC, whose subsidiary, GJK Capital Management, LLC, is the general partner of Glenhill Capital LP. Mr. Krevlin also is the managing member of Glenhill Overseas Management, LLC, which serves as the investment manager for Glenhill Capital Overseas Partners Ltd.

(5)
The principal address of Glenhill Capital LP is 650 Madison Avenue, 26th Floor, New York, New York 10022. The principle address of Glenhill Capital Overseas Partners Ltd. is c/o Walkers, P.O. Box 265GT, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands.

(6)
Includes 250 shares of Series A preferred stock held by Kendal A. Friedman, the spouse of Mr. Friedman.

(7)
Includes 20 shares of Series A preferred stock held by Palladin Capital Group, Inc., 359 shares of a Series A preferred stock held by Palladin Capital Partners, LP and 20 shares of Series A preferred stock held by MS2 Partners, LLC. Mr. Schwartz is the President and Chief Executive Officer of Palladin Capital Group, Inc. As part of his role with Palladin Capital Group, Inc., Mr. Schwartz also is the managing member of Palladin Investments, LLC, which is the general partner of Palladin Capital Partners, LP, and Mr. Schwartz also is the managing member of MS2 Partners, LLC.

(8)
Includes shares held in the name of or represented by Mark J. Schwartz, Gary G. Friedman, and Glenn J. Krevlin. Stephen J. Gordon, Raymond C. Hemmig, Robert E. Camp, Damon H. Ball, John W. Tate, Patricia A. McKay, Jason W. Camp and Marta H. Benson do not beneficially own any shares of Series A preferred stock.

(9)
According to Amendment No. 1 to the Schedule 13G filed with the Securities and Exchange Commission by Apex Capital, LLC and Sanford J. Colen, dated February 13, 2004. As set forth in the schedule, Mr. Colen is the manager of Apex Capital, LLC. Mr. Colen and Apex Capital, LLC reported having shared voting and investment power with respect to 2,915,000 shares beneficially owned. As set forth in the schedule, Mr. Colen reported having sole voting and investment power with respect to 80,000 shares beneficially owned.

(10)
Includes 1,000 shares of Series A preferred stock held by Mr. Friedman and 250 shares of Series A preferred stock held by Kendal A. Friedman, the spouse of Mr. Friedman. The shares of Series A preferred stock are convertible at any time at the option of the holder into shares of common stock pursuant to the conversion ratio described in footnote 1 above. Includes 200,000 shares of common stock subject to options exercisable within 60 days of May 10, 2004, held by Mr. Friedman. Also, includes 100,000 shares held by Mr. Friedman through an individual rollover retirement account.

(11)
Includes 3,866 shares of Series A preferred stock held by Reservoir Capital Partners, L.P. and 649 shares of Series A preferred stock held by Reservoir Capital Master Fund, L.P., which such Series A preferred stock is convertible at any time at the option of the holder into shares of common stock pursuant to the conversion ratio described in footnote 1 above. Reservoir Capital Partners, L.P. and Reservoir Capital Master Fund, L.P. are affiliated because each has Reservoir Capital Group, L.L.C. as its general partner, which in turn has as its managing member Reservoir Capital Management, L.L.C. Reservoir Capital Partners, L.P. and Reservoir Capital Master Fund, L.P. have sole voting and investment power with regard to the shares that each owns directly. Reservoir Capital Group, L.L.C. and Reservoir Capital Management, L.L.C. have sole voting and investment power with regard to all shares beneficially owned. Figures in the table do not reflect open short sales of 389,258 shares of common stock by Reservoir Capital Partners, L.P. and open short sales of 65,942 shares of common stock by Reservoir Capital Master Fund, L.P.

(12)
According to the Schedule 13G filed with the Securities and Exchange Commission by Janus Capital Management LLC and Janus Venture Fund, dated February 16, 2004. As set forth in the schedule, Janus Capital Management LLC reported having an indirect 100% ownership interest in Bay Isle Financial LLC and indirect 77.5% ownership interest in Enhanced Investment Technologies LLC. Due to the above ownership structure, holdings for these entities and Janus Capital Management LLC were reported as aggregated, but, while Janus Capital Management LLC indicated that it had sole voting and investment power with regard to all 2,495,382 shares, Janus Capital Management LLC disclaimed any ownership associated with any right to receive dividends from, or proceeds from the sale of, such shares. According to the filing, Janus Venture Fund receives investment advice from Janus Capital Management LLC. According to the filing, Janus Venture Fund holds 2,133,107 shares and has sole voting and investment power with regard to such shares.

(13)
According to the Schedule 13G filed with the Securities and Exchange Commission by Fuller & Thaler Asset Management, Inc. and Robert J. Fuller, dated February 13, 2004. As set forth in the schedule, Mr. Fuller is the President of Fuller & Thaler Asset Management, Inc. and each of Mr. Fuller and Fuller & Thaler Asset Management, Inc. has sole voting power with respect to 1,386,700 shares and sole investment power with respect to 1,918,700 shares.

(14)
Includes 1,212 shares of Series A preferred stock held by Glenhill Capital LP, 152 shares of Series A preferred stock held by Glenhill Capital Overseas Partners Ltd. and 121 shares of Series A preferred stock held by Mr. Krevlin, which such Series A preferred stock is convertible at any time at the option of the holder into shares of common stock pursuant to the conversion ratio described in footnote 1 above. Additionally, includes 763,813 shares of common stock owned by Glenhill Capital LP and 304,187 shares of common stock owned by Glenhill Capital Overseas Partners Ltd. Also includes 38,197 shares of common stock subject to options exercisable within 60 days of May 10, 2004, held by Mr. Krevlin. Glenhill Capital LP and Glenhill Capital Overseas Partners Ltd. have sole voting and investment power with regard to shares that each owns directly. Mr. Krevlin has sole voting and investment power with regard to all shares beneficially owned.

(15)
Includes 95,900 shares of common stock subject to options exercisable within 60 days of May 10, 2004, held by Mr. Gordon and 103,541 shares held by the Stephen J. Gordon 1998 Qualified Grantor Retained Annuity Trust, of which Mr. Gordon is the sole trustee.

(16)
Includes 497 shares of Series A preferred stock held by Mr. Schwartz, 20 shares of Series A preferred stock held by Palladin Capital Group, Inc., 359 shares of Series A preferred stock held by Palladin Capital Partners, LP and 20 shares of Series A preferred stock held by MS2 Partners, LLC. Mr. Schwartz is the President and Chief Executive Officer of Palladin Capital Group, Inc. As part of his role with Palladin Capital Group, Inc., Mr. Schwartz also is the managing member of Palladin Investments, LLC, which is the general partner of Palladin Capital Partners, LP, and Mr. Schwartz also is the managing member of MS2 Partners, LLC. The shares of Series A preferred stock are convertible at any time at the option of the holder into shares of common stock pursuant to the conversion ratio described in footnote 1 above. Also, includes 36,699 shares of common stock subject to options exercisable within 60 days of May 10, 2004, held by Mr. Schwartz.

(17)
Includes 98,057 shares of common stock subject to options exercisable within 60 days of May 10, 2004, held by Mr. Hemmig. Also includes 2,800 shares of common stock held by Kristen Hemmig, 2,800 shares of common stock held by Karin Hemmig, 2,800 shares of common stock held by Kimberly Hemmig and 2,800 shares of common stock held by Karolyn Hemmig, each of whom is Mr. Hemmig's daughter.

(18)
Includes 82,661 shares of common stock subject to options exercisable within 60 days of May 10, 2004, held by Mr. Camp.

(19)
Includes 111,141 shares of common stock subject to options exercisable within 60 days of May 10, 2004, held by Mr. Ball. Pursuant to an agreement between Mr. Ball and Desai Capital Management Incorporated, Desai Capital Management Incorporated is the beneficial owner of 21,000 shares of these 111,141 shares of common stock subject to options exercisable within 60 days of May 10, 2004, and Mr. Ball disclaims beneficial ownership of such 21,000 shares.

(20)
Includes 87,050 shares of common stock subject to options exercisable within 60 days of May 10, 2004, held by Ms. Benson.

(21)
Includes 70,649 shares of common stock subject to options exercisable within 60 days of May 10, 2004, held by Mr. Camp.

(22)
Includes 57,500 shares of common stock subject to options exercisable within 60 days of May 10, 2004, held by Mr. Shahan.

(23)
Includes 15,000 shares of common stock subject to options exercisable within 60 days of May 10, 2004, held by Mr. Tate.

(24)
Includes 450 shares of common stock held by Jill S. Bazzone, the wife of Mr. Bazzone.

(25)
Includes shares held in the name of or represented by Mark J. Schwartz, Stephen J. Gordon, Gary G. Friedman, Glenn J. Krevlin, Raymond C. Hemmig, Robert E. Camp, Damon H. Ball, John W. Tate, Patricia A. McKay, Jason W. Camp and Marta H. Benson.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding our compensation plans under which equity securities are authorized for issuance to our employees or non-employees, including our directors, as of January 31, 2004:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	3,599,985	$6.82	2,803,604	(2)
Equity compensation plans not approved by security holders	750,007	$4.93	379,999
Total	4,349,992	$5.98	3,183,603	(2)

(1)
Under our 1998 Stock Incentive Plan, as amended and restated, subject to adjustment upon changes in capitalization of the company by reason of stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without our receipt of consideration, the maximum aggregate number of shares of common stock reserved for issuance under the plan will automatically be increased on the first trading day of each calendar year by an amount equal to the lesser of three percent of the total number of shares of common stock outstanding on the last trading day of the preceding calendar year, or 966,202 shares of common stock.

(2)
The amount includes: 2,772,210 shares of common stock available for future issuance under our 1998 Stock Incentive Plan, as amended and restated, any or all of which shares may be issued by us pursuant to a stock issuance program under the plan; and 31,394 shares of common stock available for future issuance under our 1998 Employee Stock Purchase Plan, although participation under the plan was suspended indefinitely as of August 30, 2002.

        The following is a description of the material features of our equity compensation plans that were not approved by our stockholders:

Stock Option Program for Options Granted or to Be Granted Pursuant to Notices of Grant of Stock Option and Stock Option Agreements

        In May 2001, our board of directors adopted a stock option program (the "Program") outside of our 1998 stock incentive plan pursuant to which options exercisable for up to 1,000,000 shares of common stock may be granted. Under the Program, the board of directors authorized a special purpose committee of the board of directors to administer the Program. The special purpose committee may make non-statutory stock option grants to individuals as inducements to enter employment with the company or, to the extent otherwise allowed under Nasdaq rules, as inducements to continue their employment with the company, provided that in either case the terms of such grants are substantially similar to the terms of the stock option grants made pursuant to the 1998 stock incentive plan. However, the special purpose committee may not grant an option to acquire more than 50,000 shares to any one individual. Additionally, under the Program, options may be granted with an exercise price below the market price on the Nasdaq National Market on the date of grant, provided the special purpose committee first obtains approval of such grants from either our board of directors or our compensation committee. In no event may any option have an exercise price less than $2.00 per share.

Vesting, exercise prices and other terms of the options are fixed by the special committee. Generally, options vest in one-third increments over a three-year period and have a term of not more than 10 years from the grant date. Our board of directors or the compensation committee may, in either's sole discretion and at any time, restrict or withdraw from the special purpose committee, as to any particular matters or categories of matters, the authority to make any or particular option grants under the Program.

Stock Option Agreement with Gary G. Friedman

        On March 18, 2001, our board of directors approved the grant of a non-statutory stock option to our Chief Executive Officer, Gary G. Friedman, to acquire 200,000 shares of common stock at an exercise price of $6.00 per share. One-third of the shares vested upon completion of each year of service by Mr. Friedman to the company. The option will expire on March 17, 2011.

REPORT OF THE AUDIT COMMITTEE

        The audit committee report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not incorporated by reference in any of our company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

        The audit committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of the company's independent auditors. Additionally, the audit committee must preapprove all audit and non-audit services performed by the company's independent auditors. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The company's independent auditors, Deloitte & Touche LLP, are responsible for auditing those financial statements. However, the members of the audit committee are not professionally engaged in the practice of accounting or auditing and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. Rather, we rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

        The audit committee hereby reports as follows:

  1.
  The audit committee has reviewed and discussed the audited financial statements with the company's management.

  2.
  The audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

  3.
  The audit committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Deloitte & Touche LLP their independence from the company. When considering Deloitte & Touche LLP's independence, the audit committee considered whether their provision of services to the company beyond those rendered in connection with their audit and review of the company's consolidated financial statements was compatible with maintaining their independence. The audit committee also has reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services.

  4.
  Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the audit committee recommended to the company's board of directors that the audited financial statements be included in the company's annual report on Form 10-K for the fiscal year ended January 31, 2004, that was filed with the Securities and Exchange Commission on April 12, 2004.

        Submitted by the audit committee of the board of directors for the fiscal year ended January 31, 2004:

John W. Tate Damon H. Ball Raymond C. Hemmig

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual consolidated financial statements for the years ended January 31, 2004 ("fiscal 2003"), and February 1, 2003 ("fiscal 2002"), and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	Fiscal 2003	Fiscal 2002
Audit Fees(1)	$516,000	$1,436,438
Audit-Related Fees(2)	—	—
Tax Fees(3)	130,114	117,606

All Other Fees(4)	$189,541	$239,998

Total Fees	$835,655	$1,794,042

(1)
"Audit Fees" consist of fees for professional services rendered for the audit of our fiscal 2003 and fiscal 2002 consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte & Touche LLP in connection with regulatory filings.

(2)
"Audit-Related Fees" consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." We had no "Audit-Related Fees" during fiscal 2003 or fiscal 2002.

(3)
"Tax Fees" consist of fees billed for professional services rendered for tax compliance, including preparation of federal, state and international tax returns, tax advice and tax planning, and transfer price consulting.

(4)
"All Other Fees" consist of fees for products and services other than the services reported above. These specifically included loss prevention services.

        Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by Deloitte & Touche LLP, our independent auditors, must be approved in advance by our audit committee to assure that such services do not impair the auditors' independence from the company. Under our audit committee's charter, the audit committee is authorized to establish and maintain preapproval policies and procedures relating to the engagement of the independent auditors to render services, provided the policies and procedures are detailed as to the particular service and the audit committee is informed of each service and such policies and procedures do not include delegation of the audit committee's responsibilities to management. The preapproval duty may be delegated to one or more designated members of the audit committee with any such preapproval reported to the audit committee at its next regularly scheduled meeting. Any such designated member(s) of the audit committee shall also have the authority to approve non-audit services, already commenced by the independent auditors, if (i) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by our company to the independent auditors during the fiscal year in which the services are provided, (ii) such services were not recognized by us at the time of the engagement to be non-audit services and (iii) such services are promptly brought to the attention of the audit committee and approved by such designated member(s) prior to the completion of the audit.

        The audit committee has approved a number of audit and non-audit services to be provided by Deloitte & Touche LLP, including services in connection with the attestation required under the Sarbanes-Oxley Act of 2002, tax services and loss prevention services. However, as part of this approval, the audit committee is to be informed by our management at each of the audit committee's next regularly scheduled meetings with respect to the status of each such service from the independent auditors to the extent such service has been carried out, in full or in part, prior to such meeting. Also, if the cost incurred by our company for a particular service (other than services in connection with the attestation required pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) is to exceed by an amount greater than ten percent the aggregate amount spent by us for such service during our previous fiscal year, management is to obtain, before we incur such additional excess cost, approval to incur such excess cost from the audit committee or from one of the audit committee's members, provided such member reports such approval to the audit committee at its next scheduled meeting. With regard to services in connection with the attestation required pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, the audit committee has approved only such reasonable costs associated with such services. Finally, in connection with any of the services provided by Deloitte & Touche LLP, the audit committee has delegated to the chairperson of the audit committee authority to negotiate and execute on behalf of the audit committee specific engagement letters (as the chairperson determines may be desirable for our company) between the audit committee and the independent auditors for the provision of any of the services, provided the chairperson reports the status of any such actions to the audit committee at its next regularly scheduled meeting following commencement or completion of such actions (as applicable).

        Approximately 6.4% of the services provided by the independent auditors under the category of "Tax Fees" during fiscal 2003 were approved pursuant to the de minimus exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X. No other services provided by the independent auditors were approved pursuant to the de minimus exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The firm of Deloitte & Touche LLP has been retained as our independent auditors for the fiscal year ending January 29, 2005, and our board of directors is asking our stockholders to ratify this selection.

        In the event our stockholders fail to ratify the selection of Deloitte & Touche LLP, our audit committee will reconsider the selection. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of a different independent auditing firm at any time during the fiscal year if our audit committee believes that such a change would be in our best interests and the best interests of our stockholders.

Vote Required

        Assuming the presence of a quorum, the affirmative vote of the holders of a majority of our common stock and Series A preferred stock (on an as converted to common stock basis), voting together as a single class, represented by proxy or voting in person and entitled to vote at the annual meeting, is required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on the proposal presented to the stockholders and will have the same effect as negative votes. Broker "non-votes" are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Presence at the Meeting

        A representative of Deloitte & Touche LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions from the stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 29, 2005.

PROPOSAL THREE: APPROVAL OF THE RESTORATION HARDWARE, INC. 2004 SENIOR EXECUTIVE BONUS PLAN

        At the annual meeting, our stockholders are being asked to vote on a proposal to approve the Restoration Hardware, Inc. 2004 Senior Executive Bonus Plan. Our board of directors approved the 2004 Senior Executive Bonus Plan in March 2004, subject to stockholder approval. The plan is intended to increase stockholder value and the success of our company by motivating key executives to perform to the best of their abilities and to achieve our objectives. The plan's objectives are to be achieved by providing these executives with incentive awards based on the achievement of goals relating to performance of our company and its individual business units. The plan is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. The approval of our stockholders is required in order for awards under the plan to qualify for tax deductibility pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. We believe that, without such incentives, we will be unable to motivate to the fullest extent those individuals essential to our growth and financial success.

Material Features of the 2004 Senior Executive Bonus Plan

        The following paragraphs provide a summary of the principal features of the plan and its operation. The plan is set forth in its entirety as Appendix A to this proxy statement. The following summary is qualified in its entirety by reference to Appendix A.

Purpose of the Plan

        The plan is intended to increase stockholder value and the success of our company by motivating key executives to perform to the best of their abilities and achieve our company's objectives. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of our four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under Section 162(m), we may deduct compensation in excess of that amount if it qualifies as "performance-based compensation," as defined in Section 162(m). Provided we obtain stockholder approval of the plan, the plan is designed to qualify awards made under the plan as performance-based compensation so that we may receive a federal income tax deduction for the payment of incentive bonuses to our executives.

Administration of the Plan

        The plan will be administered by the compensation committee of our board of directors in accordance with the express provisions of the plan and the requirements of Section 162(m).

Eligibility to Receive Awards

        All officers of our company, which typically represents between approximately 20 to 25 individuals at any particular time, are eligible to participate in the plan. Participation in the plan by any particular officer, including executive officers, such as, for example, our President and Chief Executive Officer, our Chief Financial Officer or our Senior Vice Presidents, is determined annually in the discretion of the compensation committee. In selecting participants for the plan, the compensation committee will choose officers of our company who are likely to have a significant impact on the performance of our company. For fiscal 2005, it is currently anticipated that Gary G. Friedman, our Chief Executive Officer and President, will likely participate in the plan. However, our compensation committee may determine that other officers will participate in the plan. Participation in future years also will be in the discretion of the compensation committee, but it currently is expected that approximately five officers will participate each year.

Target Awards and Performance Goals

        For each year, the compensation committee will establish in writing: (i) a target award for each participant; (ii) the performance goals which must be achieved in order for the participant to be paid the target award; and (iii) a formula for increasing or decreasing a participant's target award depending upon how actual performance compares to the pre-established performance goals.

        Each participant's target award will be expressed as either a percentage of his or her base salary or such other amount as determined by the compensation committee. Base salary under the plan means the participant's annual salary rate on the last day of the plan year.

        There are 17 performance measures which the compensation committee may use in setting the performance goals for any year. Specifically, the performance goals applicable to any participant will provide for a targeted level of achievement using one or more of the following measures: (a) increase in share price; (b) earnings per share; (c) total stockholder return; (d) operating margin; (e) gross margin; (f) return on equity; (g) return on assets; (h) return on investment; (i) operating income; (j) net operating income; (k) pre-tax profit; (l) cash flow; (m) revenue; (n) expenses; (o) earnings before interest, taxes and depreciation; (p) economic value added; and (q) market share. The compensation committee may set performance goals which differ from participant to participant. For example, the compensation committee may choose performance goals which apply on either a corporate or individual business unit basis, as deemed appropriate in light of the participant's responsibilities.

Determination of Actual Awards

        After the end of each plan year, the compensation committee must certify in writing the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by applying the formula to the level of actual performance which has been certified by the compensation committee. However, the compensation committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. Also, no participant's actual award under the plan may exceed $2.0 million for any year.

        If a participant terminates employment with our company prior to the award payment date, the compensation committee will proportionately reduce (or eliminate) his or her actual award based on the date of termination and such other considerations as the compensation committee deems appropriate.

        Awards under the plan generally will be payable in cash after the end of the year during which the award was earned. However, the compensation committee reserves the right to declare any award wholly or partially payable in an equivalent amount of restricted stock issued under our company's 1998 stock incentive plan or successor equity compensation plan.

Plan Benefits

        As of the date of this proxy statement, no officers of our company have received any benefits or awards under the plan. While only officers of our company may receive benefits under the plan, the benefits to be received by any of them under the plan are not determinable at this time. The award (if any) paid under the plan generally will be the only annual cash incentive bonus the participant will receive.

Amendment and Termination of the Plan

        Our board of directors may amend or terminate the plan at any time and for any reason, but, in accordance with Section 162(m), certain material amendments to the plan will be subject to stockholder approval in order to maintain the plan's compliance with Section 162(m).

Vote Required

        Assuming the presence of a quorum, the affirmative vote of the holders of a majority of our common stock and Series A preferred stock (on an as converted to common stock basis), voting together as a single class, represented by proxy or voting in person and entitled to vote at the annual meeting, is required to approve the Restoration Hardware, Inc. 2004 Senior Executive Bonus Plan. Abstentions will be counted toward the tabulation of votes cast on the proposal presented to the stockholders and will have the same effect as negative votes. Broker "non-votes" are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS APPROVE THE RESTORATION HARDWARE, INC. 2004 SENIOR EXECUTIVE BONUS PLAN.

ANNUAL REPORT

        A copy of our annual report for the fiscal year ended January 31, 2004, has been mailed concurrently with this proxy statement to all stockholders entitled to notice of, and to vote at, the annual meeting. The annual report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not incorporated by reference into this proxy statement.

FORM 10-K

        We filed an annual report on Form 10-K for the fiscal year ended January 31, 2004, with the Securities and Exchange Commission. Stockholders may obtain a copy of the annual report on Form 10-K, including financial statements and schedules included in the annual report on Form 10-K, without charge, by visiting our web site at www.RestorationHardware.com under "Company Information—Investor Relations" or by writing to our Secretary, Patricia A. McKay, at our principal executive offices located at 15 Koch Road, Suite J, Corte Madera, California 94925. Upon written request to our Secretary, at the address of our principal executive offices, the exhibits set forth on the exhibit index of our annual report on Form 10-K may be made available at reasonable charge.

OTHER MATTERS

        We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the proxyholders to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy. It is important that you return your proxy promptly and that your shares be represented. You are urged to mark, date, sign and return the enclosed proxy in the accompanying reply envelope.

RESTORATION HARDWARE, INC.

Dated: May 25, 2004
Corte Madera, California

Appendix A

RESTORATION HARDWARE, INC.
2004 SENIOR EXECUTIVE BONUS PLAN

SECTION 1
ESTABLISHMENT AND PURPOSE

        1.1    Purpose.    Restoration Hardware, Inc. hereby establishes the Restoration Hardware, Inc. 2004 Senior Executive Bonus Plan (the "Plan"). The Plan is intended to increase stockholder value and the success of the Company by motivating key executives (a) to perform to the best of their abilities, and (b) to achieve the Company's objectives. The Plan's goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to performance of the Company and its individual business units. The Plan is intended to qualify as performance-based compensation under Code Section 162(m).

        1.2    Effective Date.    The Plan shall be effective upon approval of a majority of the shares of the Company's common stock which are present in person or by proxy and entitled to vote at the 2004 Annual Meeting of Stockholders. As long as the Plan remains in effect, it shall be resubmitted to stockholders as necessary to enable the Plan to continue to qualify as performance-based compensation under Code Section 162(m).

SECTION 2
DEFINITIONS

        The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

        2.1   "Actual Award" means as to any Plan Year, the actual award (if any) payable to a Participant for the Plan Year. The Actual Award is determined by the Payout Formula for the Plan Year, subject to the Committee's authority under Section 3.5 to reduce the award otherwise determined by the Payout Formula.

        2.2   "Base Salary" means as to any Plan Year, 100% of the Participant's annualized salary rate on the last day of the Plan Year. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

        2.3   Beneficiary shall mean the person(s) or entity(ies) designated to receive payment of an Actual Award in the event of a Participant's death in accordance with Section 4.5 of the Plan. The Beneficiary designation shall be effective when it is submitted in writing to and acknowledged by the Committee during the Participant's lifetime on the Beneficiary Designation form provided in Appendix A of the Plan. The submission of a new Beneficiary Designation form shall cancel all prior Beneficiary Designations.

        2.4   "Board" means the Company's Board of Directors.

        2.5   "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code shall include such Section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

        2.6   "Committee" means the committee appointed by the Board to administer the Plan. The Committee shall consist of no fewer than two members of the Board. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an "outside director" under Code Section 162(m).

        2.7   "Company" means Restoration Hardware, Inc., a Delaware corporation.

        2.8   "Determination Date" means as to any Plan Year, (a) the first day of the Plan Year, or (b) if later, the latest date possible which will not jeopardize the Plan's qualification as performance-based compensation under Code Section 162(m).

        2.9   "Disability" means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

        2.10 "Maximum Award" means as to any Participant for any Plan Year, two million ($2,000,000) dollars. The Maximum Award is the maximum amount which may be paid to a Participant for any Plan Year.

        2.11 "Participant" means as to any Plan Year, an officer of the Company who has been selected by the Committee for participation in the Plan for that Plan Year.

        2.12 "Payout Formula" means as to any Plan Year, the formula or payout matrix established by the Committee pursuant to Section 3.4, below, in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

        2.13 "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Plan Year. As determined by the Committee, the Performance Goals applicable to each Participant shall provide for a targeted level or levels of achievement using one or more of the following measures: (a) increase in share price, (b) earnings per share, (c) total stockholder return, (d) operating margin, (e) gross margin, (f) return on equity, (g) return on assets, (h) return on investment, (i) operating income, (j) net operating income, (k) pre-tax profit, (l) cash flow, (m) revenue, (n) expenses, (o) earnings before interest, taxes and depreciation, (p) economic value added and (q) market share. The Performance Goals may be applicable to the Company and/or any of its subsidiaries or individual business units and may differ from Participant to Participant.

        2.14 "Plan Year" means the fiscal year of the Company beginning in 2005 and each succeeding fiscal year of the Company.

        2.15 "Target Award" means the target award payable under the Plan to a Participant for the Plan Year, expressed as a percentage of his or her Base Salary or an amount, as determined by the Committee in accordance with Section 3.3.

SECTION 3
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

        3.1    Selection of Participants.    On or prior to the Determination Date, the Committee, in its sole discretion, shall select the officers of the Company who shall be Participants for the Plan Year. In selecting Participants, the Committee shall choose officers who are likely to have a significant impact on the performance of the Company. Participation in the Plan is in the sole discretion of the Committee, and on a Plan Year by Plan Year basis. Accordingly, an officer who is a Participant for a given Plan Year in no way is guaranteed or assured of being selected for participation in any subsequent Plan Year or Years.

        3.2    Determination of Performance Goals.    On or prior to the Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Plan Year. Such Performance Goals shall be set forth in writing.

        3.3    Determination of Target Awards.    On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant's Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

        3.4    Determination of Payout Formula or Formulae.    On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant's Target Award if the Performance Goals for the Plan Year are achieved, and (d) provide for an Actual Award greater than or less than the Participant's Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, no participant's Actual Award under the Plan may exceed the Maximum Award.

        3.5    Determination of Actual Awards.    After the end of each Plan Year, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Plan Year were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee. Notwithstanding any contrary provision of the Plan, (a) the Committee, in its sole discretion, may eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, (b) if a Participant terminates employment with the Company prior to the date the Actual Award for the Plan Year is paid, the Committee shall reduce his or her Actual Award proportionately based on the date of termination (and subject to further reduction or elimination under clause (a) of this sentence).

SECTION 4
PAYMENT OF AWARDS

        4.1    Right to Receive Payment.    Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

        4.2    Timing of Payment.    Payment of each Actual Award shall be made within three calendar months after the end of the Plan Year during which the Award was earned.

        4.3    Form of Payment.    Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in the form of a restricted stock bonus granted under the Company's 1998 Stock Incentive Plan or successor equity compensation plan. The number of shares granted shall be determined by dividing the cash amount of the Actual Award by the fair market value of a share of Company common stock on the date that the cash payment otherwise would have been made. For this purpose, "fair market value" shall be defined as provided in the Company's 1998 Stock Incentive Plan or successor equity compensation plan.

        4.4    Other Deferral of Actual Awards.    The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of Actual Awards. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

        4.5    Payment in the Event of Death.    If a Participant dies prior to the payment of an Actual Award earned by him or her for a Plan Year, the Actual Award shall be paid to the Participant's Beneficiary. If a Participant fails to designate a Beneficiary or if each person designated as a Beneficiary predeceases the Participant or dies prior to distribution of the Participant's benefits, then the Committee shall direct the distribution of such benefits to the Participant's estate.

SECTION 5
ADMINISTRATION

        5.1    Committee is the Administrator.    The Plan shall be administered by the Committee.

        5.2    Committee Authority.    The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan, consistent with qualification of the Plan as performance-based compensation under Code Section 162(m). Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all persons, and shall be given the maximum deference permitted by law.

        5.3    Tax Withholding.    The Company shall withhold all applicable taxes from any payment, including any non-U.S., federal, state, and local taxes.

SECTION 6
GENERAL PROVISION

        6.1    Nonassignability.    A Participant shall have no right to assign or transfer any interest under this Plan.

        6.2    No Effect on Employment.    The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon any Participant for the continuation of his or her employment for any Plan Year or any other period. Generally, employment with the Company is on an at will basis only. Except as may be provided in an employment contract with the Participant, the Company expressly reserves the right, which may be exercised at any time during a Plan Year, to terminate any individual's employment without cause and without regard to the effect such termination might have upon the Participant's receipt of an Actual Award under the Plan.

        6.3    No Individual Liability.    In addition to such other rights of indemnification as they may have as members of the Board or as officers or employees of the Company, members of the Board and any officers or employees of the Company to whom authority to act for the Board, the Committee or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company's expense to defend the same.

        6.4    Severability; Governing Law.    If any provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, and the Plan shall be construed in all respects as if such invalid provision has been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the Sate of California, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California.

        6.5    Affiliates of the Company.    Requirements referring to employment with the Company or payment of awards may, in the Committee's discretion, be performed through the Company or any affiliate of the Company.

SECTION 7
AMENDMENT AND TERMINATION

        7.1    Amendment and Termination.    The Board may amend or terminate the Plan at any time and for any reason; provided, however, that if and to the extent required to ensure the Plan's qualification under Code Section 162(m), any such amendment shall be subject to stockholder approval.

RESTORATION HARDWARE, INC.
2004 SENIOR EXECUTIVE BONUS PLAN

APPENDIX A

BENEFICIARY DESIGNATION FORM

Participant's Name:

Spouse's Name:

Address:

Plan Year:

        In the event of my death prior to the payment of my Actual Award, if any, and in lieu of disposing of my interest(1) in the Actual Award by my will or the laws of intestate succession, I hereby designate the following persons as Primary Beneficiary(ies) and Contingent Beneficiary(ies) of my interest in the Actual Award (please attach additional sheets if necessary):

        Primary Beneficiary(ies) (Select only one of the three alternatives)

	☐ (a) Individuals and/or Charities	% Share
1)	Name

Address

2)	Name

Address

3)	Name

Address

(1)
A married Participant whose Actual Award is community property may dispose only of his or her own interest in the Actual Award. In such cases, the Participant's spouse may (a) consent to the Participant's designation by signing the Spousal Consent or (b) designate the Participant or any other person(s) as the beneficiary(ies) of his or her interest in the Actual Award on a separate Beneficiary Designation.

☐ (b) Residuary Testamentary Trust In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.
☐ (c) Living Trust
The		Trust, dated
	(print name of trust)		(fill in date trust was established)

        Contingent Beneficiary(ies) (Select only one of the three alternatives)

	☐ (a) Individuals and/or Charities	% Share
1)	Name

Address

2)	Name

Address

3)	Name

Address

☐ (b) Residuary Testamentary Trust In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.
☐ (c) Living Trust
The		Trust, dated
	(print name of trust)		(fill in date trust was established)

        Should all the individual Primary Beneficiary(ies) fail to survive me or if the trust named as the Primary Beneficiary does not exist at my death (or no will of mine containing a residuary trust is admitted to probate within six months of my death), the Contingent Beneficiary(ies) shall be entitled to my interest in the Actual Award in the shares indicated. Should any individual beneficiary fail to survive me or a charity named as a beneficiary no longer exists at my death, such beneficiary's share shall be divided among the remaining named Primary or Contingent Beneficiaries, as appropriate, in proportion to the percentage shares I have allocated to them. This Beneficiary Designation is effective until I file another such designation with the Committee and such designation is acknowledged by the Committee during my lifetime. Any previous Beneficiary Designations are hereby revoked.

Submitted by:	Accepted by:
☐ Participant ☐ Participant's Spouse	Restoration Hardware, Inc.
By:
(Signature)
Its:

Date:	Date:

Spousal Consent for any Actual Award that is Community Property (necessary if separate beneficiary designation is not filed by Spouse):

I hereby consent to this Beneficiary Designation and agree that this designation of beneficiaries provided herein shall apply to my community property interest in any Actual Award payable to my spouse in connection with his or her employment with Restoration Hardware, Inc.
(Signature of Spouse)
Date:

Spousal Consent for any Actual Award that is not Community Property (necessary if beneficiary is other than Spouse):
I hereby consent to this Beneficiary Designation.
(Signature of Spouse)
Date:

RESTORATION HARDWARE, INC.

PROXY FOR SERIES A PREFERRED STOCK

Annual Meeting of Stockholders, July 15, 2004

THIS PROXY IS SOLICITED ON BEHALF OF RESTORATION HARDWARE, INC. BY ITS
BOARD OF DIRECTORS

        The undersigned revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of stockholders to be held on July 15, 2004, the proxy statement and all other proxy materials and appoints Gary G. Friedman and Patricia A. McKay, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Series A preferred stock of Restoration Hardware, Inc. (either as such or on an as converted to common stock basis) which the undersigned is entitled to vote, either on his, her or its own behalf or on behalf of any entity or entities, at the annual meeting of the stockholders of the company to be held on July 15, 2004, at 9:30 a.m. local time at the company's corporate offices located at 5725 Paradise Drive, Building C, Corte Madera, California 94925, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

[SEE REVERSE SIDE]	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	[SEE REVERSE SIDE]

☒    Please mark votes as in this example.

        The board of directors recommends a vote "FOR" the director nominees listed below and a vote "FOR" the other proposals listed below. This proxy, when properly executed, will be voted as specified below. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW AND FOR THE OTHER PROPOSALS LISTED BELOW.

1.
Election of directors to serve for a three-year term ending in the year 2007 or until their successors are duly elected and qualified:

  Nominees: (01) Stephen J. Gordon and (02) Gary G. Friedman

FOR ALL NOMINEES ☐	☐ WITHHELD FROM ALL NOMINEES
☐
For all nominees except as noted above.
2.
Ratify the selection of Deloitte & Touche LLP as the independent auditors of the company for the fiscal year ending January 29, 2005:
FOR	AGAINST	ABSTAIN
☐	☐	☐
3.
Approve the Restoration Hardware, Inc. 2004 Senior Executive Bonus Plan:
FOR	AGAINST	ABSTAIN
☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING    ☐

        Sign exactly as your name(s) appears on your stock certificate(s). If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

RESTORATION HARDWARE, INC.

PROXY FOR COMMON STOCK

Annual Meeting of Stockholders, July 15, 2004

THIS PROXY IS SOLICITED ON BEHALF OF RESTORATION HARDWARE, INC. BY ITS
BOARD OF DIRECTORS

        The undersigned revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of stockholders to be held on July 15, 2004, the proxy statement and all other proxy materials and appoints Gary G. Friedman and Patricia A. McKay, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Restoration Hardware, Inc. which the undersigned is entitled to vote, either on his, her or its own behalf or on behalf of any entity or entities, at the annual meeting of the stockholders of the company to be held on July 15, 2004, at 9:30 a.m. local time at the company's corporate offices located at 5725 Paradise Drive, Building C, Corte Madera, California 94925, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

[SEE REVERSE SIDE]	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	[SEE REVERSE SIDE]

☒    Please mark votes as in this example.

        The board of directors recommends a vote "FOR" the director nominees listed below and a vote "FOR" the other proposals listed below. This proxy, when properly executed, will be voted as specified below. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW AND FOR THE OTHER PROPOSALS LISTED BELOW.

1.
Election of directors to serve for a three-year term ending in the year 2007 or until their successors are duly elected and qualified:

  Nominees: (01) Stephen J. Gordon and (02) Gary G. Friedman

FOR ALL NOMINEES ☐	☐ WITHHELD FROM ALL NOMINEES
☐
For all nominees except as noted above.
2.
Ratify the selection of Deloitte & Touche LLP as the independent auditors of the company for the fiscal year ending January 29, 2005:
FOR	AGAINST	ABSTAIN
☐	☐	☐
3.
Approve the Restoration Hardware, Inc. 2004 Senior Executive Bonus Plan:
FOR	AGAINST	ABSTAIN
☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING    ☐

        Sign exactly as your name(s) appears on your stock certificate(s). If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

QuickLinks

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 15, 2004
MATTERS TO BE CONSIDERED AT ANNUAL MEETING PROPOSAL ONE: ELECTION OF DIRECTORS
EXECUTIVE OFFICERS AND DIRECTORS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
Section 16(a) Beneficial Reporting Compliance
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
PROPOSAL THREE: APPROVAL OF THE RESTORATION HARDWARE, INC. 2004 SENIOR EXECUTIVE BONUS PLAN
ANNUAL REPORT
FORM 10-K
OTHER MATTERS
Appendix A RESTORATION HARDWARE, INC. 2004 SENIOR EXECUTIVE BONUS PLAN
SECTION 1 ESTABLISHMENT AND PURPOSE
SECTION 2 DEFINITIONS
SECTION 3 SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS
SECTION 4 PAYMENT OF AWARDS
SECTION 5 ADMINISTRATION
SECTION 6 GENERAL PROVISION
SECTION 7 AMENDMENT AND TERMINATION
RESTORATION HARDWARE, INC. 2004 SENIOR EXECUTIVE BONUS PLAN APPENDIX A BENEFICIARY DESIGNATION FORM
RESTORATION HARDWARE, INC. PROXY FOR SERIES A PREFERRED STOCK
RESTORATION HARDWARE, INC. PROXY FOR COMMON STOCK